UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Equity Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7701 East Kellogg Drive, Suite 850

Wichita, Kansas 67207

March 12, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Equity Bancshares, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity Bancshares, Inc. (the “Company”) will be held on April 21, 2026 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206. The Annual Meeting is being held for the following purposes:

1.

to elect five Class III directors to the Company’s Board of Directors to serve for a three-year term ending at the Company’s 2029 Annual Meeting of Stockholders, and in each case, until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2025, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	to approve the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan to increase the number of shares available for issuance under such plan;

4.	to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and

5.	to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

These proposals are described in the accompanying proxy statement. The Board of Directors has fixed the close of business on February 27, 2026, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting and during the Annual Meeting.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend in person, you are urged to submit your proxy so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting.

We have adopted rules promulgated by the Securities and Exchange Commission that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 12, 2026, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on the Record Date, containing instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to be Held on April 21, 2026. Our proxy materials, including our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2025, are available at investor.equitybank.com.

By Order of the Board of Directors,

Brad S. Elliott

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement and the voting instructions in the Notice of Internet Availability of Proxy Materials. Then please vote over the Internet or, if you received or requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

7701 East Kellogg Drive, Suite 850

Wichita, Kansas 67207

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Equity Bancshares, Inc. for use at the Equity Bancshares, Inc. 2026 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, references to “Equity,” the “Company,” “we,” “us,” “our” and similar expressions refer to Equity Bancshares, Inc., unless the context or a particular reference provides otherwise. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”).

The Board requests your proxy for the Annual Meeting that will be held on April 21, 2026, at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206, for the purposes set forth in the accompanying notice (the “Notice”) and described in this Proxy Statement. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2026. OUR PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, ARE AVAILABLE AT INVESTOR.EQUITYBANK.COM.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distribution. We mailed the Notice of Internet Availability of Proxy Materials on or about March 12, 2026, to all stockholders of record entitled to vote at the Annual Meeting. You should read our entire proxy statement carefully before voting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for non-discretionary matters, which include Items 1, 2 and 3 without your instructions as to how to vote. Please return your proxy card or vote via the Internet so that your vote can be counted.

ABOUT THE ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting will be held on April 21, 2026 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written or electronic document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Annual Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s stockholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

1.

to elect five Class III directors to the Company’s Board of Directors to serve until the Company’s 2029 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2025, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	to approve the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan to increase the number of shares available for issuance under such plan;

4.	to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and

5.	to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

What is a record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on February 27, 2026 (the “Record Date”). The Record Date was established by the Board as required by the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), Amended and Restated Bylaws (the “Bylaws”) and Kansas law. On the Record Date, 20,992,139 shares of Class A Common Stock were outstanding.

Why was I mailed a Notice of Internet Availability of Proxy Materials instead of a full set of printed proxy materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials over the Internet. Accordingly, on or about March 12, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How can I access the proxy materials on the internet?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet;

•	vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

•	obtain directions to attend the Annual Meeting and vote in person;

•	request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I receive any other proxy materials by mail (besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice, this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate Notice and voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is entitled to vote at the annual meeting?

Holders of Class A Common Stock as of the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered on the Record Date in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting. The Company’s Articles prohibit cumulative voting in the election of directors by the common stock of the Company.

The holders of at least one-half of the outstanding shares of Class A Common Stock must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s stockholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the Class A Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer and Trust Company (“Continental”), the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, have been sent directly to you by Continental at the Company’s request. On the Record Date, the Company had 209 holders of record.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy materials, including this Proxy Statement, our annual report and related materials. Householding means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Equity’s proxy statement, annual report and related materials, or if you share an address with another Equity stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to Item 4. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Items 1, 2 or 3.

How do I vote my shares?

If you are a record holder, you may vote your Class A Common Stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you have two ways to vote:

•

Via the Internet: You may vote your proxy over the Internet by visiting the website www.cstproxyvote.com. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website. You may also access the website using your mobile phone and the instructions on the Notice; or

•

Via Mail: If you receive or request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. When you vote via the Internet or mail, you will direct the designated persons (known as “proxies”) to vote your Class A Common Stock at the Annual Meeting in accordance with your instructions. The Board has appointed Brad S. Elliott and Chris M. Navratil to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. Please note that Internet voting will close at 10:59 p.m., Central Time, on April 20, 2026. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares consistently with the Board recommendation under “What are the Board’s recommendations on how I should vote my shares?” below for each proposal for which you provide no voting instructions.

If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment. We do not anticipate any other matters will come up at this time.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Item 4—the ratification of the appointment of Crowe LLP.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your proxy card or voting instruction card.

Alternatively, if you hold your shares in “street name” and you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares at the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Annual Meeting, we recommend that you also vote via the Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to the election of directors, you may vote for the election of the nominee, against the election of the nominee, or abstain from voting on the nominee. With respect to each of the other proposals you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation;

Item	3—FOR the approval of the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan

Item	4—FOR the ratification of the appointment of Crowe LLP

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation;

Item	3—FOR the approval of the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan

Item	4—FOR the ratification of the appointment of Crowe LLP

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares in relation to Items 1, 2 or 3.

May I change my vote after submission?

Yes. Regardless of the method used to cast a vote, if a stockholder is a holder of record, they may change their vote or revoke their proxy by:

•

delivering to the Company at any time before the Annual Meeting is called to order, by our Corporate Secretary, a written notice of revocation addressed to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 850, Wichita, Kansas 67207, Attention: Corporate Secretary;

•

casting a new vote over the Internet by visiting the website www.cstproxyvote.com and following the instructions in your Notice of Internet Availability of Proxy Materials or, if applicable, the proxy card that may have been provided to you before the Internet voting deadline of 10:59 p.m., Central Time, on April 20, 2026;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the time the Annual Meeting is called to order, and any earlier proxy will be revoked automatically; or

•

attending the Annual Meeting and voting in person, and any earlier proxy will be revoked. Your attendance alone at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the Annual Meeting is called to order.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting.

Item 1: The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 2: The approval of the advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 3: The approval of the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 4: The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

What is a quorum?

Generally, a quorum is defined as the number of shares that are required to be present at the Annual Meeting so that the results of voting on a particular proposal at the Annual Meeting will be deemed to be the act of the stockholders as a whole. With respect to the Company, a quorum is determined by counting the relevant number of shares of Class A Common Stock represented in person or by proxy at the Annual Meeting. If you submit a properly executed proxy card (via mail or the Internet), you will be considered part of the quorum even if you do not attend the Annual Meeting. The presence in person or by proxy of one-half of the Class A Common Stock outstanding on the Record Date will constitute a quorum.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Annual Meeting is Item 4—the ratification of the appointment of the independent registered public accounting firm. If you hold shares in “street name” and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting with respect to all of the proposals to be considered at the Annual Meeting. However, broker non-votes will not be counted for purposes of determining the number of shares of stock having voting power present in person or represented by proxy.

For matters requiring the affirmative vote of the majority of stock having voting power present in person or represented by proxy, abstentions are included in the denominator as shares “present” or “represented” and have the same practical effect as a vote “against” a proposal.

Item 1: An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

Item 2: An abstention with respect to advisory approval of named executive officer compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

Item 3: An abstention with respect to the vote to approve the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

Item 4: Any abstentions will have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and the Company will pay all of the costs of soliciting stockholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of electronic and mail distribution, if deemed advisable, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Class A Common Stock. We also may engage a proxy solicitation firm to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $20,000 for its services, plus out-of-pocket expenses.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company in accordance with our Bylaws. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 850, Wichita, Kansas 67207, Attention: Brian Katzfey, Vice President and Director of Corporate Development and Investors Relations or call (316) 858-3128 and ask for Brian Katzfey.

ITEM 1: ELECTION OF DIRECTORS

CLASSIFICATION OF THE COMPANY’S DIRECTORS

In accordance with the terms of our Articles, our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms, and prior to our 2026 Annual Meeting is comprised as follows:

•	The Class I directors are R. Renee Koger, James S. Loving, Jerry P. Maland and Shawn D. Penner. Their term will expire at the Annual Meeting of Stockholders to be held in 2028;

•	The Class II directors are Kevin E. Cook, Brad S. Elliott, Junetta M. Everett and Gregory H. Kossover. Their term will expire at the Annual Meeting of Stockholders to be held in 2027.

•	The Class III directors are Leon H. Borck, C. Kendric Fergeson Gregory L. Gaeddert and Benjamen M. Hutton. Their term will expire at this year’s Annual Meeting of Stockholders.

As previously reported, R. Renee Koger is retiring from the Board effective as of the Annual Meeting.

ELECTION PROCEDURES; TERM OF OFFICE

The Corporate Governance and Nominating Committee has recommended, and the independent members of the Board have approved the nomination of Leon H. Borck, C. Kendric Fergeson, Gregory L. Gaeddert, Benjamen M. Hutton and Lisa A. Schlehuber to serve as Class III directors. Each of the Class III nominees will be elected to a three-year term ending at the Company’s 2029 Annual Meeting of Stockholders.

Each nominee receiving the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting will be elected. Unless instructed to abstain or vote against one or more of the nominees, all shares of Class A Common Stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of Class A Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, for whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of the majority of the directors then in office, even if the remaining directors constitute less than a quorum of the full Board. In accordance with our Articles, the term of a director elected to fill a vacancy shall expire upon the expiration of the term of office of the class of directors in which such vacancy occurred.

NOMINEES FOR ELECTION

The following table sets forth the name, age, position with the Company and director class for each nominee for election as a director of the Company:

Name	Age	Current Position with Equity	Class
Leon H. Borck	79	Director	III
C. Kendric Fergeson	79	Director	III
Gregory L. Gaeddert	64	Director	III
Benjamen M. Hutton	45	Director	III
Lisa A. Schlehuber	64	Director Nominee	III

The biography of each of the director nominees set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

LEON H. BORCK DIRECTOR SINCE: 2021

Mr. Borck is the former Chairman and current board member of Innovative Livestock Services, Inc. and Ward Feed Yard where he has served since 1980. Mr. Borck joined the Company’s Board following our merger with American State Bancshares, Inc. in 2021 where he served as Chairman of the Board from 2001 through the date of the merger. He earned his degree in Agricultural Economics at Kansas State University. Mr. Borck has served on the boards of various companies and philanthropic organizations.

QUALIFICATIONS:

Mr. Borck’s senior level management, board, bank oversight and extensive agricultural experience in the markets in which the Company operates provides him with a unique perspective which is beneficial to the Board.

C. KENDRICK FERGESON DIRECTOR SINCE: 2025

Mr. Fergeson is a distinguished financial services executive having over 40 years experience in operational and leadership roles for financial institutions. He was the founder of NBC Corp. of Oklahoma (“NBC”) and Chair of the Board through its sale to the Company in July of 2025. In addition to his leadership role at NBC, Mr. Fergeson has previously served as the Chairman of both the Oklahoma Banker’s Association and the American Banker’s Association. He also currently serves as a Director at Argent Financial Trust and has served various philanthropic organizations.

QUALIFICATIONS:

Mr. Fergeson’s experience leading financial institutions in our Oklahoma operating market, as well as his chairmanship of both the American Banker’s and Oklahoma Banker’s Associations bring experienced oversight to our Board.

GREGORY L. GAEDDERT DIRECTOR SINCE: 2007

Mr. Gaeddert has served as a member of our Board since 2007. Mr. Gaeddert has served as Managing Partner of B12 Capital Partners, LLC since 2007. Prior to co-founding B12 Capital Partners, LLC in 2006, Mr. Gaeddert was employed in various capacities by Commerce Bancshares, Inc. and its affiliates, including serving as Kansas City officer manager for its private equity arm, Capital For Business, Inc. Mr. Gaeddert currently serves on the Board of Directors for several of B12 Capital Partners’ portfolio companies. He is also a member of the board of the Mennonite Economic Development Committee (“MEDA”) and serves on the MEDA Mauritius Foundation and as a member of the investment committee of the MEDA Risk Capital Fund. Mr. Gaeddert graduated from Bethel College with a degree in Economics and Business Administration and he earned a Master of Business Administration degree from the University of Kansas.

QUALIFICATIONS:

Mr. Gaeddert’s experience and qualifications provide sound leadership to the Board. In addition, Mr. Gaeddert brings strong investment, accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BENJAMEN M. HUTTON DIRECTOR SINCE: 2020

Mr. Hutton has served as a member of our Board since 2020. Mr. Hutton is the Chief Executive Officer of Hutton Corporation, a regional design and construction firm, where he has been employed since 2006. Mr. Hutton has served on the boards of various civic and nonprofit organizations including, among others, Associated General Contractors of Kansas, Kansas Big Brothers Big Sisters, Trinity Academy and the Wichita Chamber of Commerce of which he is a past chair. He is also actively involved with The Greater Wichita Partnership. Mr. Hutton holds a Bachelors of Science in Construction from Kansas State University as well as a Masters of Business Administration from Friends University.

QUALIFICATIONS:

Mr. Hutton’s senior level management, board, and construction experience in addition to his community involvement in the markets in which the company operates provides him with a unique perspective which is beneficial to the Board.

LISA A. SCHLEHUBER

Ms. Schlehuber is a distinguished financial services executive having over 30 years experience in operational and leadership roles for financial institutions. She ended her management career serving as the Chief Executive Officer of Elements Credit Union. Under her leadership, Elements more than doubled its balance sheet and built a strong wealth management division. Beyond her executive role, Ms. Schlehuber has served on the Board of Directors of the National Association of Federally-Insured Credit Unions, as well as held board positions with CO-OP Financial Services, the Indianapolis Chamber of Commerce and Pentegra Retirement Services.

QUALIFICATIONS:

Mrs. Schlehuber’s experience and qualifications provide sound leadership to the Board. She brings deep financial institution experience, accounting and financial expertise, and a refined understanding of the opportunities and challenges facing a financial institution in our geography.

VOTE REQUIRED

The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to directors, nominees and the executive officers of the Company:

Name	Age	Position(s) with the Company	Class	Director’s Term Expires

Nominees:
Leon H. Borck	79	Director	III	2026
C. Kendric Fergeson	79	Director	III	2026
Gregory L. Gaeddert	64	Director	III	2026
Benjamen J. Hutton	45	Director	III	2026
Lisa A. Schlehuber	64	Director Nominee	III

Retiring Director:
R. Renee Koger	64	Director	I	2028

Directors Continuing until 2027:
Kevin E. Cook	61	Director	II	2027
Brad S. Elliott	59	Director, Chairman and Chief Executive Officer	II	2027
Junetta M. Everett	70	Director	II	2027
Gregory H. Kossover	63	Director, Executive Vice President, Capital Markets	II	2027

Directors Continuing until 2028:
James S. Loving	70	Director	I	2028
Jerry P. Maland	75	Director	I	2028
Shawn D. Penner	55	Director	I	2028

Non-Director Executive Officers:
Julie A. Huber	55	Chief Operating Officer, Equity Bank
Ann M. Knutson	56	Chief Human Resources Officer
Chris M. Navratil	39	Chief Financial Officer
David E. Pass	57	Chief Information Officer
Brett A. Reber	66	General Counsel
Richard A. Sems	54	Chief Executive Officer, Equity Bank
Krzysztof P. Slupkowski	39	Chief Credit Officer

Set forth below is the background, business experience, attributes, qualifications and skills of the Company’s continuing directors and executive officers. Executive officers serve at the discretion of the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

KEVIN E. COOK DIRECTOR SINCE: 2021

Mr. Cook was a Partner and business leader at Forvis Mazars, LLP a national CPA and advisory firm until his retirement in September 2019. He brings to the Company his insights and expertise from his exceptional 33-year career in public accounting providing solutions to financial services companies. His skills focused on developing and leading Forvis Mazars, LLP financial services practice into the marketplace through quality, reputation, networking, brand, and high-level advisement. Various leadership positions during his career included national tax leader financial services practice, national leader outsourcing services practice, and regional leader for Kansas City, Iowa and Wisconsin financial services practice. During his time at Forvis Mazars, LLP, Mr. Cook worked with some the firm’s largest financial services clients which gives him unique insights into financial reporting, taxation, mergers and acquisitions, strategic planning and corporate governance matters. Mr. Cook also previously served as Board Chair and as a member of the Board of Governors of Nebraska Wesleyan University. He has served as a director for numerous non-profit, civic, and charitable organizations. Mr. Cook is a graduate of Nebraska Wesleyan University with a Bachelor of Science degree in Accounting.

QUALIFICATIONS:

Mr. Cook’s experience and qualifications provide sound leadership to the Board of Directors. In addition, as a former practicing public accountant servicing the financial institution space, Mr. Cook brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BRAD S. ELLIOTT DIRECTOR SINCE: 2002

Mr. Elliott is our founder, Chairman and Chief Executive Officer. He also serves as Chairman of Equity Bank. Mr. Elliott began his banking career and was employed in various capacities by Home State Bank and Trust for six years following graduation from McPherson College with a Bachelor of Science degree in Finance and Management. He then joined Sunflower Bank as a Market President for two years before joining American Traffic Systems as its director of operations in Scottsdale, Arizona. Mr. Elliott then returned to Wichita to serve as Director of Marketing at Koch Industries, Inc., a privately held multinational corporation. He then rejoined Sunflower Bank as its Regional President. Mr. Elliott founded Equity Bancshares in 2002. He is a graduate of the Stonier Graduate School of Banking and has served on the Board of Directors for the Wichita Area Chamber of Commerce, as Trustee and Chair of the finance committee for the Board of Directors of McPherson College, and as the President of the Wichita State University Shocker Athletic Scholarship Organization. He has also served on the PCS Advisory Board, Via Christi Health Board of Directors and as Treasurer, and the Kansas Bankers Association. Mr. Elliott currently serves on Pentegra’s Defined Contribution Plan Board of Directors.

QUALIFICATIONS:

Mr. Elliott adds financial services experience, especially lending and asset and liability management to the Board, as well as a deep understanding of the Company’s business and operations. Mr. Elliott also brings risk and operations management and strategic planning expertise to the Board, skills that are important as the Company continues to implement its business strategy to acquire and integrate growth opportunities.

JUNETTA M. EVERETT DIRECTOR SINCE: 2020

Ms. Everett, RDH, joined Delta Dental of Kansas (DDKS), a dental benefits administrator in 1987 and served as Vice President Provider Relations for 26 years and the same position for Surency Life and Health, a DDKS subsidiary that administered ancillary products in five states. A key contributor and participant in the corporation’s strategic planning, budgeting, and programs, she reported to the CEO and was responsible for directing and controlling all functions of the provider network for state and national business including training, contracting, compliance, audits, and building relationships. Everett serves on multiple boards and committees, including the Wichita Regional Chamber of Commerce as 2020 Board Chair and Vice Chair of Diversity, Equity and Inclusion, and the Kansas Health Foundation having previously served as Board Chair and Finance Chair and a member of the audit and governance committees. Other services include the Sedgwick County District 2 Advisory board, Wichita State University (WSU) Foundation Board, National Advisory Council and was appointed by the Governor of Kansas to the WSU Board of Trustees in 2021. Ms. Everett holds both a Bachelors of Art and Science from Wichita State University.

QUALIFICATIONS:

Ms. Everett brings to the Board significant leadership and business experience, knowledge of healthcare, insurance, governance and compliance while also providing valuable insight into promoting intentional inclusion in the workplace. Her background includes serving on the Board of a community developed credit union and its supervisory committee. This coupled with her business acumen including, the review and approvals of financials, decision making, and independent diversified thinking qualifies her to serve on this board. Her diversity of experience, style, and deep business contacts contributes to the overall success of the board and ultimately the bank.

GREGORY H. KOSSOVER DIRECTOR SINCE: 2011

Mr. Kossover currently serves as Executive Vice President, Capital Markets and Oklahoma Regional CEO at Equity Bank. Prior to this role, he served as President and Chief Financial Officer of Vantage Point Properties. Mr. Kossover has previously served as Chief Financial Officer then Chief Operating Officer of the Company. He has served as a member of our Board since December 2011. Prior to joining the Company, Mr. Kossover served as President of Physicians Development Group, a builder and manager of senior living facilities in the Wichita, Kansas metropolitan area, from 2012 to 2013. From 2004 to 2011 he served as Chief Executive Officer of Value Place, LLC, one of the largest extended stay lodging franchises in the United States. Mr. Kossover graduated from Emporia State University with a Bachelor of Science degree in Accounting and has successfully completed the Uniform Certified Public Accountants exam.

QUALIFICATIONS:

Mr. Kossover’s leadership and financial experience provide important oversight of our financial reporting and enterprise and operational risk management to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING

JAMES S. LOVING DIRECTOR SINCE: 2022

Mr. Loving is a veteran executive of the downstream petroleum industry, with 35 years of experience in the energy sector. Mr. Loving served as President of the National Cooperative Refinery Association (“NCRA”) for 20 years prior to retirement following the successful integration of NCRA into an acquiring organization. In this role, he oversaw finance, human resources, operations, and stakeholder management while navigating the cyclical challenges and dramatic changes within the energy industry over that time. In addition to his role with NCRA, Mr. Loving has served on several company and public service boards. He holds a bachelor’s degree in Civil Engineering from the University of Wisconsin, as well as a MBA from the University of Utah.

QUALIFICATIONS:

Mr. Loving’s experience and qualifications provide sound leadership to the Board. He brings deep energy sector knowledge, in addition to company management, board development, and leadership expertise to the Board.

JERRY P. MALAND DIRECTOR SINCE: 2016

Mr. Maland was appointed to the Company’s Board upon the closing of the merger of the Company and Community First Bancshares, Inc. in 2016. Mr. Maland served as a director of Community First Bancshares, Inc. following its formation in 1997, and served as Chairman of the board for both Community First Bank and Community First Bancshares, Inc. Mr. Maland is the former owner of McDonald’s restaurants in Harrison, Berryville, and Eureka Springs. He previously served on the Board of Directors of Security Bank and First Commercial Corporation from 1984 until forming Community First Bank in 1997. Mr. Maland is a graduate of Luther College in Decorah, Iowa

QUALIFICATIONS:

Mr. Maland brings extensive bank management and oversight experience, as well as local knowledge of our markets to the Board.

SHAWN D. PENNER DIRECTOR SINCE: 2003

Mr. Penner has served as a member of our Board since 2003. Mr. Penner is the owner of Shamrock Development, LLC, a real estate development firm, which he founded in 1997. He also serves as a director of First Federal of Olathe Bancorp, Inc., First Federal Savings and Loan Bank, and GPV, Inc. Mr. Penner previously worked as a national bank examiner for the Office of the Comptroller of the Currency. Mr. Penner graduated from Wichita State University with a Bachelors of Business Administration and a Master of Business Administration degrees. He currently serves as a member of the Wichita State University Foundation Board of Directors as well as Chair of the Foundation’s Investment Committee.

QUALIFICATIONS:

Mr. Penner brings experience as an executive and local knowledge of our markets as well as bank regulatory and investment experience to the Board.

NON-DIRECTOR EXECUTIVE OFFICERS

JULIA A. HUBER CHIEF OPERATING OFFICER	Ms. Huber serves as Chief Operating Officer of Equity Bank. Ms. Huber joined Equity Bank in 2003 and has served in a variety of leadership roles over a period of twenty-one years, including overseeing risk and compliance, operations, strategy implementation, and has managed the integration process for each community bank we have acquired. Ms. Huber served as President of Signature Bank following its acquisition in 2007. Ms. Huber graduated from McPherson College with a Bachelor of Science degree in Business Administration and History, received her Master of Business Administration from Baker University in 2014 and is a graduate of the Stonier Graduate School of Banking and the Bank Leaders of Kansas. Ms. Huber has been recognized as one of the Wichita Business Journal’s Women in Business in 2013 and Women Who Lead in 2019. Ms. Huber was also inducted to the Wichita Business Journals 40 Under 40 Hall of Fame in 2020 and was named a Wichita Business Journal Executive of the Year in 2021. Ms. Huber currently serves as Board Trustee and Chairwoman of the Financial Affairs Committee for McPherson College and is a Board Member of the Kansas Bankers Association.

ANN M. KNUTSON CHIEF HUMAN RESOURCES OFFICER	Ms. Knutson has been Chief Human Resources Officer since of June of 2023. Ms. Knutson brings over 25 years of human resources experience to the team. Prior to time at Equity Bank, she was a Senior Vice President of Human Resources at Bank Five Nine and worked for 16 years at American Family Insurance in a variety of HR roles in her native Wisconsin. The Milwaukee BizTimes recognized Ms. Knutson as a “Notable Woman in Human Resources” in 2021 and the Wichita Business Journal recognized her as “Women Who Lead at Major Employers” in 2024. She received her Master of Science degree in Management from Cardinal Stritch University and has taught a variety of courses in both a technical college and at the Graduate School of Banking in Madison, WI. Ms. Knutson is involved with the Wichita’s Women’s Network and the Wichita Chamber of Commerce.

CHRIS M. NAVRATIL CHIEF FINANCIAL OFFICER	Mr. Navratil serves as the Chief Financial Officer of Equity Bancshares. Mr. Navratil joined Equity as a Senior Vice President within Finance in February 2019. Prior to his promotion to Company CFO, Mr. Navratil served as Equity Bank CFO, overseeing financial and balance sheet strategy, liquidity, financial planning and analysis, investor outreach and more. Before Equity Bank, he spent seven years, including two as a Senior Manager within the Financial Institution Audit Practice, with Crowe LLP a public accounting firm in Chicago, Illinois. Mr. Navratil received his master’s degree in accountancy from Northern Illinois University in 2011.

DAVID E. PASS CHIEF INFORMATION OFFICER	Mr. Pass joined Equity Bank in July 2023 and serves as Executive Vice President, Chief Information Officer. Mr. Pass brings more than 23 years in financial services information technology with him to Equity Bank, including serving as either Chief Information Security Officer or Chief Information Officer at two publicly traded companies. Most recently, Mr. Pass served as an EVP on the technology team at UMB Bank, overseeing transformation, enterprise architecture, applications, and enterprise fraud teams. Before UMB, Mr. Pass spent 17 years as the CIO of CoBiz Financial, which was acquired by BOK Financial in 2018. He is a 1992 graduate of the University of Northern Colorado receiving a Bachelor of Science in Business & Finance.

BRETT A. REBER GENERAL COUNSEL	Mr. Reber serves as Executive Vice President and General Counsel. Prior to joining the Company, he practiced for 30 years with Wise & Reber, L.C., a full-service commercial and civil law firm in McPherson Kansas, as the firm’s managing member. He graduated from the University of Kansas with a Bachelors in General Studies Degree and earned his Juris Doctor degree from the University of Tulsa College of Law. Following law school, Mr. Reber served as a law clerk to the United States District Court Judge Thomas R. Brett in the Northern District of Oklahoma. He has been active in bar association activities and has served as the President of the Kansas Bar Association Young Lawyers Section. He is a Fellow of the Kansas Bar Foundation and American Bar Foundation, and is a member of the American, Kansas, and Oklahoma bar associations, and the Kansas Association of Defense Counsel. Mr. Reber is active in state and local community affairs. He is a trustee of the Julia J. Mingenback Foundation and a Director of the McPherson Industrial Development Company.

RICHARD M. SEMS CHIEF EXECUTIVE OFFICER, EQUITY BANK	Mr. Sems joined Equity Bank as President in May 2023 and was promoted to Chief Executive Officer in May 2024. Before that, Mr. Sems was the Chief Banking Officer for First Bank in St. Louis, MO. Mr. Sems served as President and CEO of Reliance Bank from 2013 to 2016 and Regional President of PNC Financial Services from 2009-2013. He worked as the President and CEO of Missouri Banking and served as EVP and Managing Director of Corporate Planning of National City Corporation from 2000-2009. Mr. Sems also spent time with PWC, working as a manager from 1993 to 1998 and is an Inactive CPA. He has a B.S in Accounting from Grove City College in Pennsylvania and an MBA – Corporate Strategy from the University of Michigan Ross Business School. He serves on the board of trustees for Grove City College.

KRZYSZTOF P. SLUPKOWSKI CHIEF CREDIT OFFICER	Mr. Slupkowski has been Equity Bank’s Chief Credit Officer since September 2023. Krzysztof joined Equity in 2018 and has worked with its largest borrowers as Metro Market Chief Credit Officer guiding credit decisions for Equity’s locations in Wichita, Kansas City, and Tulsa. Prior to joining Equity, Mr. Slupkowski worked in various credit functions for Commerce Bancshares. Krzysztof earned his Master of Business Administration from Wichita State University.

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board believes that its director nominees bring the following skills, experiences and expertise, among others, to the Board as a result of their experience and perspectives:

•	accounting and preparation of financial statements

•	active involvement in educational, charitable and community organizations in the communities we serve

•	business ethics

•	complex regulated industries

•	compliance

•	community development

•	corporate governance

•	credit evaluation

•	demonstrated management ability

•	extensive experience in the public, private, or non-for-profit sector

•	human capital management

•	knowledge of growth markets

•	leadership and expertise in their respective fields

•	operations

•	public company board

•	reputational considerations

•	risk management

•	strategic thinking

•	technology and cyber security

The Company has a commitment to enhancing the skillset, gender and racial diversity of its workforce, leadership team and Board of Directors.

CORPORATE GOVERNANCE
G
ENERAL

We are committed to effective corporate governance practices and our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. The Corporate Governance Guidelines govern, among other things, board responsibilities, director qualifications, independence requirements, executive sessions of the board and other matters. The full text of our Corporate Governance Guidelines is available on our corporate website at investor.equitybank.com. The Corporate Governance Guidelines may be accessed by selecting “Governance” and then “Governance Documents” from the menus.
R
ISK
M
ANAGEMENT
AND
O
VERSIGHT

Our Board is responsible for oversight of management and the business affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. The Risk Committee provides the Board’s primary risk monitoring mechanism, including overseeing the Company’s risk monitoring framework and related testing, findings and issue resolution including operational, compliance and cybersecurity risks in addition to others. The Audit Committee is responsible for overseeing financial reporting risk, including review of scope of testing and assessment of sufficiency of the Company’s key controls over financial reporting. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Corporate Governance and Nominating Committee monitors the risks associated with the independence of our Board and Equity Bank’s Credit Committee oversees our general credit risk management policies and other credit related risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.
I
NSIDER
T
RADING
/ H
EDGING
AND
P
LEDGING
OF
C
OMPANY
S
ECURITIES

We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of Company securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. A copy our insider trading policy is attached to our Annual Report on Form
10-K
as Exhibit 19.
Among other things, the provisions of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such persons from hedging or pledging our securities, subject to limited exceptions and pre-approval
under the terms of our insider trading policy. Such persons are also prohibited from engaging in various trading practices including short sales of the Company’s securities, trading in puts, calls or other derivative securities of the Company, and from holding our securities in a margin account.
M
EETINGS
OF
THE
B
OARD
AND
E
XECUTIVE
S
ESSIONS

The Board held eight regular meetings and three special meetings during 2025. All of the Company’s directors attended at least 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he or she served.
In 2025, the Board met in eight executive sessions without management in accordance with the Company’s Corporate Governance Guidelines. In addition, the independent directors of the Board met eight times in executive session. Mr. Penner, as the Chairman of the Corporate Governance Committee, is the presiding director at each executive session of the Board.
L
EADERSHIP
S
TRUCTURE

Our Board meets at least eight times a year, and the board of directors of Equity Bank also meets at least eight times a year. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

COMMITTEES OF THE BOARD

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Risk committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Committee

Leon H. Borck			●	●

Kevin E. Cook	Chair			●

Brad S. Elliott				●

Junetta M. Everett				●

C. Kendric Fergeson				●

Gregory L. Gaeddert	●		●	Chair

Benjamen M. Hutton

R. Renee Koger		●

Gregory H. Kossover				●

James S. Loving	●	Chair

Jerry P. Maland		●

Shawn D. Penner			Chair

2025 Meetings	13	6	6	4

(1)	Audit Committee met eight (8) times during the year for the sole purpose of approving external disclosures, such as the Company’s 8-Ks and 10-Qs related to quarterly financial results.

Audit Committee

Our Audit Committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable New York Stock Exchange (“NYSE”) rules require our Audit Committee to be composed entirely of independent directors. Our Board has affirmatively determined that each of the members of our Audit Committee meet the definition of “independent directors” under the rules of the NYSE and for purposes of serving on an Audit Committee under applicable SEC rules. Our Board also has determined that each member of the audit committee is financially literate and Mr. Cook qualifies as an “audit committee financial expert” as defined by the SEC.

Our Board has adopted a written charter for our Audit Committee, which is available on our corporate website at investor.equitybank.com.

Compensation Committee

The Compensation Committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers including annual base salary, annual incentives, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our Board has evaluated the independence of the members of our Compensation Committee and has determined that each of the members of our Compensation Committee is an “independent director” under the NYSE standards. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act and qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers. When determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider all factors relevant to that person’s independence from management and compliance with applicable law and regulations. In 2025, the Compensation Committee engaged Blanchard Consulting Group (“Blanchard”) to provide compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Blanchard under the section titled “Executive Compensation and Other Matters—Role of Independent Compensation Consultant.”

Our Board has adopted a written charter for our Compensation Committee, which is available on our corporate website at investor.equitybank.com.

Risk committee

The Risk committee is responsible for, among other things:

•	overseeing the Company’s risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling of the Company’s principal business risks;

•	ensuring that the Company’s risk management framework is commensurate with its structure, risk profile, complexity, activities and size; and

•	providing an open forum for communications between management, third parties and our Board to discuss risk and risk management.

Our Board has adopted a written charter for our Risk committee, which is available on our corporate website at investor.equitybank.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things:

•

assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board for the approval of such recommendation by a majority of the independent directors;

•	reviewing periodically the corporate governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board; and

•	recommending members for each board committee of our Board.

Our Board has evaluated the independence of the members of our Corporate Governance and Nominating Committee and has determined that each of the members of our Corporate Governance and Nominating Committee is “independent” under the NYSE standards.

Our Board has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our corporate website at investor.equitybank.com.

DIRECTOR NOMINATIONS

Pursuant to its charter, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the Board. The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The majority of the directors then approve nominees for presentation and election by the Company’s stockholders.

The Corporate Governance and Nominating Committee also considers director candidates recommended by stockholders who appear to be qualified to serve on our Board and meet the criteria for nominees considered by the committee. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and it does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Stockholders.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The committee assesses nominees based upon (i) independence, experience, areas of expertise and other factors relative to the overall composition of the Board and (ii) the appropriateness of Board membership of the nominee based on current responsibilities of Board members. Our Board is also committed to promoting diversity and inclusion in the governance and operations of the Company. These values are reflected in identifying candidates for Board service and in the overall makeup of the Board, so that the Board is inclusive of members who reflect diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture. The committee also considers the following qualifications in assessing nominees for election or re-election to the Board:

•	demonstrated ability and sound judgment that usually will be based upon broad experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	willingness to objectively appraise management performance;

•

giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters, including attendance at Board meetings, committee meetings and annual stockholders meetings;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•

fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and the interests of its stockholders;

•	diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture; and

•	other factors deemed relevant and appropriate by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews, from time to time, the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

Procedures to be Followed by Stockholders

Under Article VI of our Articles, a stockholder may make a nomination or nominations for director of the Company at an annual meeting of stockholders; provided, that the requirements set forth in the Articles have been satisfied. If such requirements have not been satisfied, any nomination sought to be made by such stockholder for consideration and action by the stockholders at such annual meeting of stockholders shall be deemed not properly brought before the meeting, shall be ruled by the Chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

Accordingly, a stockholder must satisfy the requirements summarized below to nominate a director to the Board:

•

The stockholder nominating a director must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote on such matter so presented.

•

The stockholder nominating a director must deliver or cause to be delivered a written notice to the Secretary of the Company. Such notice must be received by the Secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about such stockholder that would be required by the Exchange Act, and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved if such stockholder were a nominee of the Company for election as one of its directors; and (e) if requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Notwithstanding satisfaction of the provisions of the requirements set forth above, the proposal described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board.

•

In the event such notice is timely given in accordance with the requirements set forth in the Articles and the business described therein is not otherwise disqualified pursuant to the Articles, such business may be presented by, and only by, the stockholder who shall have given the notice required by the Articles or a representative of such stockholder.

The above summary does not purport to be a complete statement of all the terms and conditions that a stockholder must satisfy to make a proposal or nominate a director. Any stockholder desiring to take any of these actions should consult, without limitation, the Articles, our Bylaws, applicable Kansas law, SEC rules and regulations and their own legal counsel.

COMMUNICATIONS WITH OUR BOARD

Interested parties may communicate by writing to Brian Katzfey, Vice President and Director of Corporate Development and Investor Relations, at our principal executive offices, 7701 East Kellogg Drive, Suite 850, Wichita, Kansas 67207. Stockholders may submit their communications to the Board, any committee of the Board, the non-management directors, independent directors or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Communication with Directors” and clearly identifying the intended recipient(s) of the communication.

The Company will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Corporate Code of Business Conduct and Ethics.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

The Board encourages directors to attend the Annual Meeting and have historically achieved nearly full attendance. All of the Company’s directors were in attendance at the Company’s 2025 Annual Meeting of Stockholders held on April 22, 2025.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics is available on our corporate website at investor.equitybank.com. The Code of Business Conduct and Ethics may be accessed by selecting “Governance” then “Governance Documents” from the menus on our website.

DIRECTOR INDEPENDENCE

Under the rules of the NYSE, independent directors must comprise a majority of our Board. The rules of the NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board has evaluated the independence of its members and our director nominees and applying these standards, our Board has affirmatively determined that, with the exceptions of Brad S. Elliott, Benjamen M. Hutton and Gregory H. Kossover, each of our directors is an independent director, as defined under the applicable rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this Proxy Statement, no members of our Compensation Committee are or have been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

DIRECTOR COMPENSATION

The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with stockholder’s interests, and be fiscally responsible for the long-term success and viability of the Company.

The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis and makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of public peer companies, among other information. The Compensation Committee retained Blanchard Consulting Group to conduct a comprehensive Board of Directors compensation study in 2023, based on the results of the study cash retainer fees were set at $40,000 for a service year. Since the directors of the Company are representing the stockholders, the Company believes they should also be stockholders of the Company, therefore each director also receives an equity grant of $40,000 for a service year.

For the 2025 service year, in addition to retainer fees and annual equity grant, we paid the non-employee members of our Compensation, Corporate Governance and Nominating, Trust and Risk committees $4,200 for services on such committees. The chairman of each of these committees earned $11,400 for serving in such role. Each member of our Audit Committee received $5,400 for serving on the committee. The chairman of our Audit Committee received $16,800 for serving in such role. We paid our non-employee directors that serve on Equity Bank’s Credit Committee $48,000 for serving on the committee.

Pursuant to our director compensation policy we prepay our directors’ fees on May 1 of each year and the fees are earned over a one-year period. We also reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees of the Board. Common stock issuance to non-employee directors is made in the form of restricted stock awards or stock options which vest at the end of the service period. If the director were to leave during the service period the grant would not vest and prepaid director fees would be subject to repayment. The Company requires our outside directors obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board. We believe that stock ownership of our outside directors aligns their interests with those of our stockholders. As of December 31, 2025, each of our outside directors had met or were on track to comply with these stock ownership guidelines within the applicable time periods.

All of our directors also serve as directors of Equity Bank. During 2025, our directors did not receive any additional compensation for service on the board of Equity Bank. Mr. Elliott did not receive any additional compensation for service on either board. The board fees received by Mr. Kossover are reflected in his compensation discussed in the Summary Compensation Table.

The following table sets forth the compensation earned during for the fiscal year ended December 31, 2025 by each non-employee director who served on our Board:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Leon H. Borck	48,400	40,000	88,400

Kevin E. Cook	61,000	40,000	101,000

Junetta M. Everett	44,200	40,000	84,200

C. Kendric Fergeson (3)	51,223	22,243	73,466

Gregory L. Gaeddert	61,000	40,000	101,000

Benjamen M. Hutton	44,200	40,000	84,200

R. Renee Koger	48,400	40,000	88,400

James S. Loving	56,800	40,000	96,800

Jerry P. Maland	44,200	40,000	84,200

Shawn D. Penner	99,400	40,000	139,400

(1)	For the 2024 and 2025 service years, director retainer and committee fees were prepaid on May 1 and earned over the service period ending April 30 of the proceeding year.
(2)

In addition to retainer and committee fees, for the 2024 and 2025 service years, each director of the Company also received a one-year vesting share-based issuance with a grant date fair value equal to $40,000 and $40,000, respectively. The 2025 grant was issued as (1) 1,035 restricted share awards elected by all not otherwise indicated, (2) 2,535 non-qualified options elected by Mr. Gaeddert or (3) 518 restricted share awards and 1,268 options elected by Mr. Loving.This is the entirety of the share based payments outstanding for each director with the exceptions of Mr. Gaeddert, Mrs. Koger and Mr. Loving who also have 7,575, 9,095 and 1,405 options outstanding, respectively.

(3)	Mr. Fergeson joined the Board following the completion of the Company’s merger with NBC Oklahoma. Retainer and committee fees were prorated for a service year beginning on July 1, 2025.

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our stockholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and incentivize executives to continually improve company performance and increase stockholder value over time. We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to endorse the compensation of our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

Our executive officers, including our named executive officers (“NEOs”), as identified in “Executive Compensation—Compensation Discussion and Analysis”, are critical to our success. We design our executive compensation program to incentivize and reward achievement of our short-term operational objectives and long-term strategic goals, which we believe will result in long-term sustainable stockholder value; align our executives’ interests with those of our stockholders by placing a substantial portion of total compensation at risk; and attract, motivate and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2025 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2026 Annual Meeting of Stockholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

VOTE REQUIRED

The approval of the non-binding, advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to advisory approval of named executive officer compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) provides a description of the material elements of our 2025 executive compensation programs as well as perspective and context for the 2025 compensation decisions for our executive officers named in the Summary Compensation Table referred to in this CD&A and in subsequent tables as our named executive officers (“NEOs”). The following officers are our NEOs for 2025:

Name	Title
Brad S. Elliott	Chief Executive Officer and Chairman of the Board
Chris M. Navratil	Executive Vice President, Chief Financial Officer
Julie A. Huber	Executive Vice President, Chief Operating Officer
Gregory H. Kossover	Executive Vice President, Director
Richard A. Sems	Chief Executive Officer, Equity Bank

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Compensation Philosophy and Best Practices
3.	Program Elements and Pay Decisions
4.	Compensation Process
5.	Other Factors Affecting Executive Compensation

Executive Summary

Business Performance

The Company delivered for our stockholders in 2025. Equity grew net income and earnings per share, when adjusted for realized security repositioning losses, while expanding the franchise and growing tangible book value and tangible book value per share. Notable achievements:

•

Net income of $22.7 million, or $1.23 diluted earnings per share, for the year ended December 31, 2025. Included in earnings was a realized loss on repositioning of securities of approximately $53.2 million and merger expenses of $8.1 million. Excluding merger expenses and realized gains and losses on securities from both periods, pre-tax income would have increased to $87.6 million in 2025 from $82.5 in 2024.

•	Net interest income expanded $39.9 million to $226.1 million during the year, while net interest margin improved from 3.98% to 4.33%.

•

Realized loan losses remained low, resulting in limited provisioning while maintaining a historically high reserve rate to prepare for any losses which may be realized associated with economic uncertainty.

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Completed the acquisition of NBC Corp of Oklahoma (“NBC”) adding $664.6 million in loan balances and $807.1 million in deposit balances. Announced the acquisition of Frontier Holdings LLC (“Frontier”) which was subsequently closed on January 1, 2026 which will add approximately $1.3 billion in loans and $1.1 billion in deposits. Each transaction expands the Company into new markets within our geography, including Oklahoma City and Omaha as well as strong community markets within Oklahoma and Nebraska.

•

Maintained our tangible common equity ratio at 9.9% while facilitating, at the time, the largest merger in the Company’s history (NBC). Expanded tangible book value per share from $29.70 to $32.43 year over year, a growth rate of 9.3%.

•	Successfully issued $75.0 million in subordinated notes to replace our 2020 issuance which was positioned to reset to a market rate well in excess of the 7.125% on the reissue.

•	Increased the quarterly dividend by 20% from $0.15 per share to $0.18 per share, while also re-purchasing 356 thousand shares of the Company’s stock at a weighted average price of $39.33.

The compensation decisions made by the Compensation Committee and the Board during 2025 reflected their continuing focus on serving our customers, creating long-term sustainable stockholder value, and prudently managing risk.

Adjusted diluted earnings per share, tangible book value and associated metrics are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Form 10-K filed by the Company on March 6, 2026.

2025 Executive Compensation Program Highlights

The Company targets executive compensation to be in a competitive range with our peer group while considering other factors and minimizing risk. For 2025, the components of our NEO compensation included:

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary	Salaries provide market competitive pay commensurate to job responsibilities.	• Annual adjustments based on achievement of individual performance goals, market competitive considerations, and changes in responsibilities, when applicable.
Annual Executive Incentive Plan (“EIP”)	Motivates and rewards NEOs for achievement of strategic and tactical goals over the performance period, generally in relation to the Board approved budget.

•

NEO must be employed on the date the incentive award is paid.

•

Corporate performance metrics for 2025: (a) adjusted pre-tax income relative to budgeted target; (b) net over-head ratio relative to budgeted target; and (c) individual performance objectives.

•

For 2025, payout opportunities under the EIP were weighted 85% based on corporate performance and 15% based on individual performance.

•

This award is paid in cash.

•

Payouts are subject to satisfactory regulatory ratings.

Long Term Incentive Plan (“LTI”) – Time Vested RSUs (“TRSUs”)	Promotes retention of talent; aligns NEO interests with long-term value creation as well as stockholder interests.

•

50% of total long-term incentive.

•

TRSUs vest ratably over three years from the date of grant.

•

NEO must be employed on the date of vesting, with exceptions.

•

NEO performance must be in good standing for the measurement period.

Long Term Incentive Plan (“LTI”) – Performance RSUs (“PRSUs”)	Promotes retention of talent; aligns NEO interests with long-term value creation as well as stockholder interests.

•

50% of total long-term incentive earned at target.

•

PRSUs cliff vest at end of three-year measurement period.

•

50% of performance criteria weighted to relative total stock return.

•

50% of performance criteria weighted to relative core EPS growth.

•

100% of the award is subject to forfeiture if below 35th percentile of applicable index.

•

NEO must be employed on the date of vesting, with exceptions.

•

NEO performance must be in good standing for the measurement period.

Executive Deferred Compensation Plan (“SERP”)	Motivates and rewards NEOs for achievement of strategic and tactical goals over the performance period, generally in relation to the Board approved budget. Promotes long-term retention of talent.

•

NEO must be employed on the date the notional grant is paid.

•

Corporate performance is measured relative to the adjusted pre-tax income as a percentage of budgeted target.

•

At or above budgeted results the executive will receive full benefit.

•

The contribution is subject to forfeiture below 75% of target with interpolation of benefit between 75 and 100%.

•

Contributions are subject to a 10-year ratable vesting requirement. Executive must remain employed throughout participation period to receive full benefit.

Compensation Philosophy and Best Practices

Compensation Philosophy

We believe that executive compensation should be directly linked to our Company’s performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision making and includes industry “best practice” compensation features. The Compensation Committee annually reviews our executive compensation philosophy and practices, with the input and support of our independent compensation consultant. This process enables us to implement an executive compensation program that (a) promotes our short- and long-term business strategies and objectives, (b) is market competitive, and (c) aligns with the interests of our stockholders.

Key attributes of our executive compensation programs:

•	Drive performance relative to clearly defined goals, balancing short-term operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with stockholders by placing a substantial portion of total compensation at risk, contingent on Company performance and the executive’s ongoing employment;

•	Ensure compensation programs have a positively correlated relationship with changes in Company performance and the executive’s individual performance;

•	Encourage our executives to take actions that are aligned with the interests of long-term stockholders through the use of stock-based compensation;

•

Attract and retain highly talented and qualified executives to achieve our financial goals and maintain stability in our executive management team through market competitive compensation that aligns executive’s interests with those of our long-term stockholders;

•	Mitigate risk through plan design, award caps/maximums, clawback provisions, and Compensation Committee certification of performance; and

•	Use independent consultants and advisors to ensure practices are competitive to the market and the Company’s peers.

Best Practices

The Compensation Committee continued to utilize and deploy sound governance and risk management practices that align with our compensation philosophy:

What We Do
Pay for performance.	Annual advisory say on pay vote.
Above target and maximum long-term incentive payouts only when we outperform our peer benchmarks.	Stock ownership guidelines and stock holding requirements for the Board, Executive Vice Presidents and CEO.
Incentive plan directly linked to strategic and objective financial goals.	Total direct target compensation that is market competitive with actual pay that varies based on performance.
A significant portion of long-term incentives earned based on relative TSR performance. Our long-term incentive plans have multi-year vesting periods.	A Compensation Committee composed entirely of independent directors overseeing the Company’s executive compensation policies.
Robust clawback policy allowing for recoup of any excess compensation paid to the NEOs if the Company restates its financial results upon which an award is based or if the NEO engages in misconduct.	Annual risk assessments performed.
Annual peer group review.	Independent compensation consultant.
Caps/maximums in place for our incentive plans.	A “double-trigger” is required (both a change-in-control and qualifying termination event must occur) in order to issue any change-in-control severance payments to our NEOs.

What We Do Not Do

No tax-gross ups in our change in control arrangements.

No repricing of stock options without stockholder approval.

No excessive perquisites.

No incentive plans which encourage inappropriate risk taking.

Say-on-Pay Vote

At our annual meeting of stockholders held in 2025, the non-binding, advisory proposal to approve the compensation of our NEOs received the approval of approximately 65.4% of the shares having voting power and present at the meeting. The Compensation Committee pays careful attention to communications received from stockholders regarding executive compensation, including the nonbinding, advisory vote and believe that the vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our NEOs. As the Compensation Committee evaluated our compensation practices for 2025, it was mindful of the support our stockholders expressed for our executive compensation programs and ultimately decided to retain the overall design of our executive compensation for 2025.

Program Elements and Pay Decisions

We compensate our named executive officers through a mix of:

•	base salary;

•	performance-based annual cash incentives;

•	long-term equity incentive compensation (awarded in the form of Restricted Stock Units with three-year ratable vesting periods and Performance Share Units with three-year cliff vesting periods);

•	supplemental executive retirement plan contributions; and

•	other benefits, which include certain perquisites.

We believe the current mix and value of these compensation elements provide our NEOs with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and each NEO’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. We intend for our compensation program to be performance-based, where the opportunity to earn higher compensation (via our short- and long-term incentive plans) is provided if performance warrants. As illustrated below, the majority of our CEO’s and other NEO’s total direct compensation opportunity (salary, target annual incentives, annual equity awards at grant date fair value, and contributions to the supplemental executive retirement plan) is variable (“at-risk”). The chart below depicts the mix of total target direct compensation opportunity set for our CEO and other NEOs for 2025.

2025 Pay Mix (1)
Name	Base Salary (2)	Short Term Executive Incentive Plan (3)	Long-Term Incentive Plan (4)	Supplemental Executive Retirement Plan (5)	Total	At-Risk
Brad S. Elliott	37%	28%	25%	10%	100%	63%
Chris M. Navratil	43%	22%	22%	13%	100%	57%
Julie H. Huber	43%	23%	22%	12%	100%	57%
Gregory H. Kossover	53%	26%	21%	—	100%	47%
Rick A. Sems	40%	26%	22%	12%	100%	60%

(1)

Annual total direct compensation opportunity differs from the “Total” for 2025 in the ‘Summary Compensation Table’ because it: (a) includes the annual incentive opportunities at target, rather than the actual payout that was earned, (b) excludes one-time bonuses for sign-on or unique events and (c) excludes the non-SERP items shown under the ‘All Other Compensation’ column of the ‘Summary Compensation Table’.

(2)	Base salary is based on the amounts disclosed under the heading “Base Salary” below.
(3)	For more information, see the heading “Annual Executive Incentive Plan” below.
(4)	For more information, see the heading “Long-Term Equity Incentive Plan” below.
(5)	For more information, see the heading “Additional Benefits – Executive Deferred Compensation Plan” below

Base Salary

The base salaries of our NEOs are reviewed and set annually by the Board working with our Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources including banking industry trade groups and peer group compensation data developed by our independent compensation consultant. In addition to considering the information obtained from such sources, the Compensation Committee considers:

•	each NEO’s scope of responsibility;

•	each NEO’s years of experience;

•	the types and amount of the elements of compensation to be paid to each NEO;

•

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each NEO’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Below, we detail the salary increases from 2024 to 2025 for the NEOs. Our Compensation Committee considers market practices, external competitiveness, stockholder interests and advice from our independent compensation consultant in establishing base salaries. The Compensation Committee determined each NEO’s base salary for fiscal year 2025 at the beginning of 2025.

NEO	2024 Base Salary	2025 Base Salary	% increase
Brad S. Elliott	$806,260	$862,698	7%
Chris M. Navratil (1)	$400,000	$400,000	—
Julie A. Huber	$377,500	$388,825	3%
Gregory H. Kossover (2)	—	$400,000	—
Richard A. Sems	$609,000	$633,360	4%

(1)

In August 2024, the Compensation Committee completed a market analysis and increased Mr. Navratil’s salary to better align with market. Due to the timing of the adjustment, no additional increases were completed in 2025.

(2)	Mr. Kossover was hired in February 2025 to his current role as Executive Vice President of the Company.

Annual Executive Incentive Plan (“EIP”)

We typically pay an annual cash incentive award to our NEOs. Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year and the amount of any bonus paid is based upon an annually established formula and specific performance measures.

The Company’s design of the performance-based cash incentive plan (Annual Executive Incentive Plan (“EIP”)) is intended to align executive pay with performance, incentivize achievement of the Company’s annual strategic goals, and drive superior financial results. The EIP is designed to achieve the following goals and objectives:

•	recognize and reward achievement of the Company’s annual business goals critical to driving our long-term strategy:

•	motivate and reward superior performance;

•	attract and retain talent needed for the Company’s success;

•	be competitive with market;

•	encourage teamwork and collaboration through shared goals; and

•	promote sound risk management practices.

Incentive Opportunity

All executive officers participate in the EIP, which is administered by the Compensation Committee. The EIP is an annual incentive plan designed to encourage participants to focus on key performance goals during the performance period, which in 2025, was January 1, 2025 through December 31, 2025. The EIP provides participants with an opportunity to earn variable rewards that are contingent on a combination of Company and Individual performance. For Company goals interpolation is used to determine the incentive payouts when performance goals are between threshold and target, and target and maximum. If performance is below a stated threshold, then no payment is made for the applicable component. Individual goals are paid at 100% if identified goals are achieved. Payouts are subject to satisfactory regulatory ratings. Any EIP payouts are also subject to the Company’s Clawback Policy and can be adjusted by the Compensation Committee based on extraordinary events.

2025 EIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)

	Threshold (80% of goals)	Target (100% of goals)	Maximum (130% of goals)

NEO	Threshold (50% payout) (1)	Target (100% payout) (1)	Maximum (150% payout) (1)

Brad S. Elliott	43%	75%	107%

Chris M. Navratil	29%	50%	71%

Julie A. Huber	32%	55%	78%

Gregory H. Kossover	29%	50%	71%

Richard A. Sems	37%	65%	93%

(1) The individual component of each executive’s incentive opportunity is assumed to be paid at 100% in each of the scenarios.

2025 corporate goals in the EIP and actual results (dollars in thousands):

	Weighting of Performance	Threshold/ Target/		2025 EIP Performance Goals			2025 Actual Results /
Performance Measure	Measure	Stretch		Threshold	Target	Maximum	Pay Out %
Adjusted Pre-tax Income, relative to the Budget (000s)	60%	80 100 130	% / % / %	$61,910	$77,387	$100,603	$101,698 (2)/ 150.0%
Net-over-head Ratio (adjusted non-interest income relative to adjusted non-interest expense) relative to Budget for Equity Bank	25%	80 100 130	% / % / %	18.9%	23.6%	30.7%	24.8% (3)/ 108.2%

(1)

Defined as the amount of net income of the Company as determined by GAAP and reported on our Securities and Exchange Commission (“SEC”) filings adjusted as follows: (a) increased by provision for taxes; (b) elimination of net securities (gains) or losses; (c) elimination of extraordinary items; (d) elimination of unbudgeted merger expenses; (e) increased by the provision for loan losses and reduced by the excess of actual net charge-offs over budgeted provision for loan losses which results in no benefit to earnings realized by the release of loan loss provision; and (f) other items as approved by the Compensation Committee.

(2)	To derive 2025 adjusted pre-tax income, the Company’s GAAP pre-tax income was adjusted as follows.

2025 (in 000s)

Pre-Tax GAAP income	$26,380

Securities (gain) loss	53,174

Debt extinguishment	1,361

Merger expenses	8,065

Provision for credit losses	12,340

Tax investment amortization	378

Adjusted pre-tax income	$101,698

(3)	The following table show how Equity Bank’s adjusted non-interest income and adjusted non-interest expense (in each case, for purposes of determining 2025 net-over-head ratio) were calculated.

2025 (in 000s)
Non-interest income	$(16,031)
Securities (gain) loss	53,174
Impact of NBC transaction	(1,448)
Adjusted non-interest income	$35,695
Non-interest expense	$169,168
Merger expenses	(5,848)
Incentive accrual	(2,610)
Impact of NBC transaction	(12,319)
Captive insurance expense	(2,130)

2025 (in 000s)
Unfunded commitments	$(311)
Litigation accrual	(1,000)
NBC core deposit intangible amortization	(711)
Tax amortization	(378)
Adjusted non-interest expense	$143,861

In addition to the Company-based metrics enumerated above, 15% of each NEO’s EIP award is based on his or her leadership rating and contributions toward the achievement of corporate goals and performance measures achieved above (see “Individual Performance” section for more detail). Each of our NEO’s achieved 100% of the earning opportunity assigned to the leadership rating, which was capped at 100%.

EIP awards for the year are summarized below:

	Company Component				Individual Performance Component
Name	Weighting	Award Percentage Achievement	Company Component Total	Weighting	Award Percentage Achievement	Individual Performance Component Total	2025 EIP Total

Brad S. Elliott	85%	132.1%	$757,373	15%	100.0%	$97,054	$854,427

Chris M. Navratil	85%	132.1%	$234,110	15%	100.0%	$30,000	$264,110

Julie A. Huber	85%	132.1%	$250,327	15%	100.0%	$32,078	$282,405

Gregory H. Kossover	85%	132.1%	$234,110	15%	100.0%	$30,000	$264,110

Richard A. Sems	85%	132.1%	$481,896	15%	100.0%	$61,753	$543,649

The following table shows the total payout opportunity and the total actual payout of annual cash incentives for the performance year:

NEO	2025 Incentive Target	% of Target Incentive

Brad S. Elliott	$647,024	132.1%

Chris M. Navratil	$200,000	132.1%

Julie A. Huber	$213,854	132.1%

Gregory H. Kossover	$200,000	132.1%

Richard A. Sems	$411,684	132.1%

Individual Performance

The Compensation Committee believes individual performance of our NEOs is relevant in all compensation decisions. The Compensation Committee formally considers individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the EIP. The Compensation Committee measures individual performance for NEOs using an annual goal setting process that aligns individual goals with the annual budget, the strategic plan and key business initiatives.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, including financial and operating metrics, business development, governance and risk management, people and organization development and customer experience. For 2025, all our NEOs met or exceeded expectations relative to their individual performance goals.

NEO	Performance Highlights
Brad S. Elliott

•

Mr. Elliott’s performance goals aligned with enhancement of stockholder value and were primarily based on business performance and organizational development;

•

Additionally, he was responsible for the Company’s active community involvement, strong and constructive regulatory relationships and stockholder engagement.

•

Mr. Elliott oversaw the facilitation of definitive agreements and merger applications as well as subsequent management and stockholder engagement for two M&A transactions announced in 2025, adding assets, deposits and new geographies.

•

Mr. Elliott provided leadership in facilitating a subordinated debt raise of $75 million, maintaining robust capital levels as the organization remains positioned to execute on its dual pronged acquisitive and organic growth strategy.

Chris M. Navratil

•

Led the analysis and execution of Equity Bank’s bond portfolio repositioning during the third quarter of 2025, adding earnings and NIM stability through a challenging interest rate environment.

•

Led the Bank’s subordinated debt raise and underwriter due diligence process, leading to additional capital and capacity to facilitate strategic transactions in 2025 and beyond.

•

Led the modeling and financial due diligence around the completed transactions as well as many other contemplated transactions throughout 2025.

Julie A. Huber

•

In her role as Chief Operating Officer, Ms. Huber continued to enhance processes and departmental strength as the Company grows its balance sheet and nears the $10 billion mark.

•

Ms. Huber successfully led the operational due diligence procedures around multiple potential M&A targets during 2025, including the two announced transactions.

•

Oversaw the integration of two banking platforms into the legacy Equity Bank model.

•

Oversaw the renegotiation of multiple core vendor contracts, including digital banking, cash management and a renewal of our core provider. Ms. Huber’s efforts will yield meaningful, comparative cost improvement for the services being provided to our bank and customers.

Gregory H. Kossover

•

Mr. Kossover successfully took on his new role as EVP of the Company, leading our Oklahoma footprint as well as the Capital Markets team.

•

Oversaw the onboarding of new commercial and retail teams brough on through our merger with NBC, including employee and customer retention, problem credit workout and core process integration.

•

Continued to grow the capital market capacity of the Company, including developing talent, fostering legacy relationships and identifying new counterparty relationships and customer opportunities.

Richard A. Sems

•

Mr. Sems continued to enhance the commercial and retail sales process and product offerings in 2025. Enhancing transparency within incentive programs, revamping the CRM and related reporting capacity of the organization and leading the charge on talent identification and retention.

•

Led the negotiation and on-site transition of operations and personnel for the Company’s two completed merger transactions in the second quarter of 2025 and on the first day of 2026.

•

Successfully seated commercial bankers in LPO locations in both Omaha and Des Moines, positioning Equity to enter two strategic markets which we will look to grow in coming years.

Long-Term Equity Incentive Plan (“LTIP”)

The Company believes that equity compensation is a critical component of a total direct compensation package which enhances the Company’s ability to recruit, retain and reward key talents needed for the Company’s success, align executives’ interests with those of our stockholders, encourage executives’ best performance and provide incentives for long-term sustained performance. Our stockholder-approved equity incentive plan allows us to execute our philosophy by providing equity compensation to our key executives and Board members.

The Compensation Committee approves equity awards to members of the executive management team, including the NEOs, pursuant to the Company’s stockholder-approved Equity Bancshares, Inc. 2022 Omnibus Equity Inventive Plan, as amended (the “LTIP”). In determining the form of equity to be granted the Compensation Committee considered many factors including the ability to drive corporate performance, retention, executive officers’ current stock ownership level, tax and accounting treatment and the impact on dilution. Awards were made in consideration of market practice and alignment with the Company’s compensation philosophy.

The LTIP is designed to support the Company’s pay for performance philosophy and reward key executives for creating long-term stockholder value. More specifically, the LTIP is designed to meet the following objectives:

•	Performance: Reward key executives for driving long-term, sustained performance (e.g., stock price, specific performance measures).

•	Stockholder Alignment: Align executives with stockholder interests through performance goals and focus on stockholder value appreciation.

•	Ownership: Ensure executives have an ownership/equity interest.

•	Retention: Promote the retention of senior executives.

•	Sound Risk Management: Provide a balanced view of performance and align rewards with the time horizon of risk.

•

Market Competitive: Position executive total compensation to provide market competitive opportunities that are aligned with performance. Similar to the EIP, the long-term incentive plan is designed to only provide above target or maximum long-term incentive payouts when we outperform our peer benchmarks.

Treatment of LTIP Awards Under Termination Events

The LTIP details treatment of performance-vested restricted stock units (“PRSUs”) and time-vested restricted stock units (“TRSUs”) under various employment termination events.

Termination Event	Time-Based RSU (TRSU) and Time-Based Stock Options (TSO)	Performance-Based RSU (PRSU)
Death	Unvested TRSUs and TSOs will vest immediately

A pro-rata portion of PRSUs will vest immediately at target level. Pro-rata portion will be calculated based on the number of months worked during the performance period as a percentage of the total 3-year performance period (36 months).

Disability	Unvested TRSUs and TSOs will vest immediately

A pro-rata portion of PRSUs will continue to vest and payout will be determined based on the actual performance after the performance period ends. Pro-rata portion will be calculated based on the number of months worked during the performance period as a percentage of the total 3-year performance period (36 months).

Involuntary Termination without Cause (including Termination by Executive for Good Reason)

A pro-rata portion of unvested TRSUs and TSOs will vest immediately. Pro-rata portion will be calculated based on the number of months worked after last vesting month during the vesting period as a percentage of the number of months from the last vesting month to the end of the 36-month vesting period.

A pro-rata portion of PRSUs will vest immediately and payout will be determined based on the actual performance measured on the most recent completed fiscal quarter before termination. If actual performance cannot be determined, prorated PRSUs will be paid at target performance level. Pro-rata portion will be calculated based on the number of months worked during the performance period as a percentage of the total 3-year performance period (36 months).

Retirement (as defined in the Company’s retirement plan or retirement policy)

A pro-rata portion of unvested TRSUs and TSOs will vest immediately. Pro-rata portion will be calculated based on the number of months worked after last vesting month during the vesting period as a percentage of the number of months from the last vesting month to the end of the 36-month vesting period.

A pro-rata portion of PRSUs will vest immediately and payout will be determined based on the actual performance measured on the most recent completed fiscal quarter before termination. If actual performance cannot be determined, prorated PRSUs will be paid at target performance level. Pro-rata portion will be calculated based on the number of months worked during the performance period as a percentage of the total 3-year performance period (36 months).

Voluntary Resignation / Termination for Cause	Forfeiture	Forfeiture

2025 LTIP Awards

The Compensation Committee considers market practices, external competitiveness, stockholder interests and advice from our independent compensation consultant in establishing the amount and characteristics of equity award grants. The Compensation Committee determined the level of long-term incentive grants at the beginning of the fiscal year. Prior to making the grants, the

Compensation Committee established an intended long-term incentive value for each NEO. When setting these intended values, the Compensation Committee considered competitive market data from the peer group prepared by our independent compensation consultant and target total compensation opportunities. We intend that the value of long-term incentive awards for our NEOs be market competitive when considered within the framework of the NEO’s total compensation opportunity. Individual performance or other factors may result in awards which are above or below the market median. These factors include tenure and experience, succession planning and retention, subjective evaluations of performance, historical grant levels and other recent compensation actions with respect to the individual. The actual value of equity awards realized by any individual may differ significantly (up or down) from the intended value due to changes in our stock price over the life of the awards and the extent to which performance goals are met in the case of PRSUs. As a condition to receiving an equity award, each employee (including each NEO) is required to enter into a restrictive covenant agreement that includes a perpetual confidentiality covenant and a one-year non-solicitation covenant covering employees, independent contractors, customers and other business relationships of the Company or Equity Bank.

The equity grants were comprised of 50% PRSUs and 50% TRSUs. For the PRSUs, the Compensation Committee established the target levels of achievement to be challenging yet reasonably attainable, with threshold awards set at expected levels of achievement, and maximum awards set at an aggressive and difficult level of achievement. Levels of achievement for both goals were assessed using a combination of budget, our historical performance, peer group performance, and the Company’s subjective estimates for future performance.

The Compensation Committee has discretion to adjust the performance vested awards by +/- 20% depending on extraordinary events or the Company’s performance in other areas.

2025 Equity Award Opportunities at Target Performance
Named Executive Officer	TRSU (# of shares)	PRSU (# of shares at Target)	Value at Target ($000s)
Brad S. Elliott (1)	6,010	6,010	$524
Chris M. Navratil	2,294	2,294	$200
Julie A. Huber	2,382	2,382	$208
Gregory H. Kossover (2)	—	—	—
Richard A. Sems	3,842	3,842	$335

(1)	Excludes TRSUs for Mr. Elliott, which were awarded per his employment agreement provisions (see “Other Equity Awards” for more detail).
(2)	Mr. Kossover was not employed by the Company on the grant date for these awards.

PRSUs have a three-year performance period (January 1, 2025 – December 31, 2027) with performance criteria reflecting two key financial measures of equal weighting: the three year change in Total Stockholder Return (“TSR”) and the three year average core earnings per share (“EPS”) growth relative to the Company’s peers. These goals were selected to reflect our focus on the Company’s long-term strategic goals and objectives which include sound risk management and stockholder value enhancement over the long-term time horizon, relative to our peers.

3-year TSR & EPS Performance Relative to Index (1)	3-year Performance Relative to Peer Group	Payout Schedule
75th percentile	Stretch	150% of target
55th percentile	Target	100% of target
35th percentile	Threshold	50% of target
Below the 35th percentile	Below Threshold	0% of target

(1)

Will be measured based on the Company performance relative to an index of U.S. exchange traded commercial banks with assets between $3 billion and $10 billion at the time of grant. Index constituents acquired as of the end of the performance period will be removed for the entire performance period and not be replaced. In 2025, the peer index consisted of 82 banks with a median asset size of $6.4 billion.

Each measure’s performance is determined independently. A payout percentage will be interpolated between 50% and 150% dependent on the reported percentile to peers. The PRSU grants will vest as soon as practical after performance results are known and the Compensation Committee reviews and certifies the results. TRSU grants have an incremental vesting schedule which vests 33.33% per year beginning on the first anniversary of the grant date.

Below, we detail the equity award earning opportunity per executive officer as a percent of salary.

	2025 Grant Date Value of Equity Award Opportunity as a % of Salary on Grant Date
		PRSUs
NEO	TRSUs	Threshold	Target	Maximum
Brad S. Elliott (1)	32.50%	16.25%	32.50%	48.75%
Chris M. Navratil	25.00%	12.50%	25.00%	37.50%
Julie A. Huber	25.00%	12.50%	25.00%	37.50%
Gregory H. Kossover (2)	—	—	—	—
Richard A. Sems	27.50%	13.75%	27.50%	41.25%

(1)	Excludes time vested restricted stock units for Mr. Elliott, which were awarded per his employment agreement provisions (see “Other Equity Awards” for more detail).
(2)	Excludes time vested restricted stock units and stock awards which were issued at Mr. Kossover’s hire date and for his service on the Board, respectively (see “Other Equity Awards” for more detail).

2023 PRSUs

PRSUs were awarded to all NEOs who were actively employed from January 30, 2023 (the “2022 PRSUs”) through vesting date. The vesting was based on two relative performance metrics of equal weighting, as measured during the period beginning January 1, 2023 and ending December 31, 2025: (a) relative total stockholder return (“Relative TSR”) and (b) relative average of core earnings per share (“Relative EPS”) growth (a non-GAAP measure). For the first metric, Relative TSR, the Company’s total stockholder return during the performance period was in the 74th percentile of the reference group. For the second metric, Relative EPS, the Company’s average core earnings per share was in the 73rd percentile of the reference group.

Relative “Core EPS” Growth	RSU Payout Percentage of Target	Relative “TSR” Performance	RSU Payout Percentage of Target
75th Percentile and Above	150%	75th Percentile and Above	150%
55th Percentile	100%	55th Percentile	100%
35th Percentile	50%	35th Percentile	50%
Below 35th Percentile	0%	Below 35th Percentile	0%

	Performance Cycle
Named Executive Officer	PRSUs Target (# of shares)	PRSUs Vested (# of shares)	PRSUs Vested (% of Target)
Brad S. Elliott	8,591	12,439	144.8%
Chris M. Navratil	1,094	1,583	144.8%
Julie A. Huber	2,604	3,769	144.8%
Gregory H. Kossover (1)	—	—	—
Richard A. Sems (1)	—	—	—

(1)	Messrs. Sems and Kossover were not employed by the Company on grant date.

Other Equity Awards

Under his employment agreement, Mr. Elliott is eligible to be considered to receive an annual equity award having an aggregate target value not to exceed the amount equal to 25% of the combined total of his Base Salary and Incentive Payment (within the meaning of his employment agreement). The additional equity award, if granted, is split two-thirds to stock options and one-third to TRSUs. As such, on January 31, 2025, Mr. Elliott received an award of 15,167 stock options and 3,190 TRSUs. The options carry a strike price of $43.60 and using a Black-Scholes pricing model each option was valued at $18.56 per share. This stock option award vests 25% at grant date with the remainder vesting ratably over three years beginning on the first anniversary of the grant date. The award carries a ten-year term. The TRSUs vest 25% on the date of grant, then 25% per year for the next three years.

Bifurcation of these additional share grants between full value equity awards and options is important to the Company, as value under the options is only realized through share price appreciation further aligning the compensation of Mr. Elliott with our stockholders.

Similarly, Mr. Sems received an additional equity grant on February 11, 2025 of 4,773 stock options. Using a Black-Scholes pricing model each option was valued at $19.14 per share. The options vested 25% at grant date with the remainder vesting ratably over the next three years.

Upon his hire at Equity Bank, Mr. Kossover received a time-based restricted stock unit award of 5,654 shares vesting ratably over five years beginning February 7, 2026. In addition, Mr. Kossover received a time-based restricted stock award of 1,035 shares for his service on the Company’s Board of Directors which vests over a one-year service period ending on April 30, 2026.

Additional Benefits

In addition to the compensation paid to NEOs as described above, NEOs received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan and life insurance. Eligible employees, including NEOs, may participate in our health and welfare benefit program, including medical, dental, vision coverage, disability and life insurance. These benefits are offered to all employees as part of our total compensation program.

We provide our NEOs with perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program and allows our NEOs to more effectively discharge their responsibilities to the Company. Certain of our NEOs were provided with Company-owned vehicles and access to Company-owned aircraft. The Company has more than 80 retail and commercial offices throughout Kansas, Missouri, Arkansas, Oklahoma, Iowa and Nebraska. Regular presence of our NEOs in the markets we serve is, we believe, best accomplished by providing them with the use of Company-owned transportation. We also reimburse all NEOs for membership costs for various clubs and organizations. The Compensation Committee believes these memberships provide important opportunities for business development activities and demonstrate our philosophy of community support and development in the markets we do business. The amounts attributed to each of our NEOs for personal use of company-owned transportation and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

Death Benefits for Certain Officers

The Company maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance (“BOLI”) pursuant to which a multiple of the officer’s base salary at the time of death is payable over a stated time period to a beneficiary designated by the officer. The officer at the time of death must be actively employed by the Company.

Employee Stock Purchase Plan

Our NEOs are eligible to participate in our employee stock purchase plan (“ESPP”) on the same basis as all other employees. Our ESPP was approved by our stockholders at our 2019 Annual Meeting of Stockholders and the ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESPP gives our employees an opportunity to purchase shares of our common stock at a discounted price subject to compliance with the terms of the ESPP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in our success.

Executive Deferred Compensation Plan

The Bank sponsors and maintains the Equity Bank Executive Deferred Compensation Plan (the “SERP”). The SERP is an unfunded nonqualified deferred compensation plan intended to provide supplemental retirement benefits to key employees of the Company (which may include any of our named executive officers). Participants in the SERP receive notional contributions to their SERP account at such time(s) and in such amount(s) as approved by the Compensation Committee. Amounts notionally credited to a participant’s account under the SERP will be adjusted for earnings and losses based on the participant’s investment elections

(which currently mirror the investment fund options available under the Bank’s 401(k) retirement savings plan). A participant becomes vested in his or her SERP account based on the participant’s completed years of SERP participation, with vesting currently at a rate of 10% for each completed year of SERP participation. During 2025, all NEOs with the exception of Mr. Kossover participated in the SERP. At the discretion of the Compensation Committee, each received a contribution equal to 30% of their salary in May of 2025. Refer to the “Nonqualified Deferred Compensation” table for additional detail.

Contributions to the SERP plan are designed to be performance based and tied to the Company’s adjusted net income performance relative to the annual period’s budget expectation. The Compensation Committee considers 90-100% performance the Target, with an interpolated reduction to contribution for anything less than 90% subject to no contribution below 75%. The 30% contribution is not subject to upward revision in periods of performance in excess of 100%.

Compensation Process

The Compensation Committee

The Compensation Committee (“Committee”) is a standing committee that operates pursuant to a charge that has been approved by the Board. Each member of the Committee is independent as defined under applicable NYSE rules. While the committee receives input from the CEO and executives on certain information and data and regularly consults with its independent compensation consultant, the Committee is fully responsible for all aspects of compensation decisions for NEOs. To fulfill its responsibilities, the Committee meets throughout the year and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter (“Charter”) can be found on the Company’s website investor.equitybank.com. The Committee reviews the Charter annually to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our executive compensation program. Annually, the Committee reviews all compensation components and incentives, long-term incentives, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay for performance relations and alignment with our compensation philosophy. The Committee also reviews the employment agreements for NEOs. As the Committee makes decisions regarding the CEO and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the CEO makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.

The Compensation Committee Independent Compensation Consultant

Pursuant to its Charter, the Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Committee has access to the funding it needs to solicit advisory services to meet their requirements.

The Compensation Committee engaged Blanchard Consulting Group as its independent compensation consultant in 2022 to advise the Compensation Committee by providing a comprehensive executive compensation review. In 2023, Blanchard Consulting Group provided the Committee with a director compensation review. These reports allow us to evaluate our pay practices as compared to peers, banking industry survey data, and industry best practices. Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee assessed potential conflicts of interest and independence issues for Blanchard Consulting Group and no conflicts of interest or independence issues relating to either Company’s services were identified by the Compensation Committee. The Compensation Committee and executive management utilized the Blanchard reports, in addition to publicly available proxy data for the identified peer group, to assist with executive and director pay decisions during 2025 but did not solely rely on them. Blanchard re-assessed the peer group being utilized in the analysis for 2025.

The Role of Executive Officers with the Compensation Committee

The Company’s management provides information and input as requested by the Committee to facilitate decisions related to executive compensation. Annually, at the start of the year, the CEO develops proposed Company goals and objectives that are reviewed and approved by the Board. Performance measures for the incentive plan are derived from the Board approved goals.

Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Committee occasionally requests members of executive management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives provide insight, suggestions or recommendations regarding executive compensation; however, only Committee members vote on decisions regarding executive compensation.

The CEO reviews executive performance with the Committee and makes recommendations relating to executive compensation decisions. The Committee meets with the CEO to discuss his own performance and compensation package, but ultimately decisions regarding the CEO’s compensation are discussed and approved during executive session, when the CEO is not present. Decisions regarding other executives’ performance and compensation are made by the Committee considering recommendations from the CEO.

The Compensation Committee Assessment of Compensation Risk

The Company adheres to a conservative and balanced approach to risk. Management and the Board conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and practice. In addition, the Company is periodically examined by the Federal Reserve Bank of Kansas City and the Kansas Office of the State Bank Commissioner.

During 2025, management continued to conduct risk assessments of the Company’s incentive plans. These risk assessments were presented to the Compensation Committee and concluded that the compensation programs provide appropriate balance across many performance measures, have controls on the range of payouts, allow Committee discretion in making awards and ultimately do not pose material risk to the Company. Going forward, the Company will continue to monitor and evolve its programs to ensure they are aligned with emerging regulatory requirements and established best practices.

Peer Group for 2025 Compensation Decisions

Understanding the competitive landscape is a key element the Compensation Committee considers in setting program targets and making compensation decisions. The Compensation Committee considers competitive market data and advice from its independent compensation consultant, including benchmarking data (i.e 25th, 50th and 75th percentile) guidance on established and emerging best practices relating to executive compensation and general education to members of the Compensation Committee as needed throughout the year.

A primary data source used in setting competitive market-based compensation levels for the NEOs and directors is the information publicly disclosed by a custom peer group. The peer group is based on geographic location and asset size and was utilized as part of the Blanchard Consulting Group most recent executive compensation study. In 2025, using 2024 data, the peer group’s asset size ranged from approximately $3.1 billion to $9.8 billion. The median asset size was $5.8 billion, with the Company’s assets at approximately $5.3 billion. Our current peer group consists of the below nineteen banks, located in Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota, and Texas.

2025 Compensation Peer Group

Great Southern Bancorp, Inc.	HBT Financial, Inc.	Hills Bancorporation

Southside Bancshares, Inc.	Capital Federal Financial, Inc.	South Plains Financial, Inc.

Bridgewater Bancshares, Inc.	Guaranty Bancshares, Inc.	Old Second Bancorp, Inc.

Midland States Bancorp, Inc.	QCR Holdings, Inc.

National Bank Holdings Corporation	MidWestOne Financial Group, Inc.

Byline Bancorp, Inc.	First Mid Bancshares, Inc.

Southern Missouri Bancorp, Inc.	FirstSun Capital Bancorp

Third Coast Bancshares, Inc.	West Bancorporation, Inc.

Other Factors Affecting Executive Compensation

Employment Agreements

On November 5, 2021, the Company entered into new employment agreements with Mr. Elliott and Ms. Huber. These employment agreements supersede and replace their prior employment agreements. The employment agreement with Mr. Elliott, CEO and Chairman of the Board, provides for an initial three-year term that is automatically extended for an additional three-years unless either party gives notice of non-renewal at least 90 days before the end of the then-current term. The employment agreement with Ms. Huber has an initial three-year term that is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

On November 6, 2023 the Company entered into an employment agreement with Mr. Navratil. The initial term of the agreement is three years, and the term is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

On May 2, 2023 the Company entered into an employment agreement with Mr. Sems, the terms of which were established through arms’ length negotiation. The initial term of the agreement three years, and the term is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

Mr. Kossover does not have an employment agreement.

Employment agreement terms for our NEOs are summarized as follows:

Mr. Elliott

Term	An initial three-year term that is automatically extended for successive additional three-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.

Base Salary	$862,698

Annual Bonus	Under his employment agreement, Mr. Elliott has a target bonus opportunity of 75% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.

Long-Term Incentive Award	Under his employment agreement, Mr. Elliott is entitled to receive an annual equity incentive award with a total grant value equal to 65% of his base salary.

Non-Competition Period	During employment and for 12 months following termination of employment.

Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Navratil

Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.

Base Salary	$400,000

Annual Bonus	Under his employment agreement, Mr. Navratil has a target bonus opportunity of 50% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.

Long-Term Incentive Award	Under his employment agreement, Mr. Navratil is entitled to receive an annual equity incentive award with a total grant value equal to 50% of his base salary.

Non-Competition Period	During employment and for 12 months following termination of employment.

Non-Solicitation Period	During employment and for 12 months following termination of employment.

Ms. Huber

Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then- current term.

Base Salary	$388,825

Annual Bonus	Under her employment agreement, Ms. Huber has a target bonus opportunity of 50% of her base salary, subject to her achievement of performance criteria established by the Compensation Committee.

Long-Term Incentive Award	Under her employment agreement, Ms. Huber is entitled to receive an annual equity incentive award with a total grant value equal to 50% of her base salary.

Non-Competition Period	During employment and for 12 months following termination of employment.

Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Sems

Term	An initial three-year term that is automatically extended for successive additional one-year
terms unless either party gives notice of
non-renewal
at least 90 days before the end of the then- current term.

Base Salary	$633,360

Annual Bonus	Under his employment agreement, Mr. Sems has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.

Long-Term Incentive Award	Under his employment agreement, Mr. Sems is entitled to receive an annual equity incentive award with a total grant value equal to 55% of his base salary.

Non-Competition Period	During employment and for 12 months following termination of employment.

Non-Solicitation Period	During employment and for 12 months following termination
Compensation Recovery Policy
The Company Compensation Recovery Policy (the “Policy”) provides for recoupment of erroneously awarded incentive compensation in connection with an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, and the recoupment of certain incentive compensation in connection with defined acts of misconduct under the Policy. The Policy would be triggered by any restatement of the financial statements, certain acts of misconduct under the Policy or violation of provisions of applicable confidentiality, noncompetition, or non-solicitation
obligations as agreed upon when receiving the performance-based incentive and equity compensation. The Policy covers performance-based incentive and equity compensation awarded when vesting, settlement or payment is contingent upon the achievement of a specified performance metric. Excess compensation, determined to be the amount of compensation that would not have been paid to the Executive Officer if the financial statements were correct at the time of the payment, and/or other incentive compensation received by the Executive Officer in the case of certain defined acts of misconduct, would be subject to recoupment at the discretion of the Compensation Committee.
Equity Compensation Grant Practices
The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and other NEOs. The Compensation Committee approves annual equity award grants to employees (including the named executive officers) in January following each fiscal year end. Annual equity awards have historically been granted on or around January 31. In addition to the annual grants, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. We do not grant equity awards in anticipation of the release of material, nonpublic information, or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. For all stock option awards, the exercise price is the closing price of our common stock on the NYSE on the date of the grant. If the grant date falls on a non-trading
day, the exercise price is the closing price of our common stock on the NYSE on the last trading day preceding the date of grant. No off-cycle
stock option awards were granted to NEOs in fiscal year 2025 nor did we grant equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information.
Stock Ownership Requirements
In May 2019, the Company adopted stock ownership guidel
in
es for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board.
The Compensation Committee adopted stock ownership guidelines in 2021 requiring select senior executive officers to hold meaningful ownership in Company stock and align their interests with those of our stockholders. The guidelines require the level of ownership be reached and retained within 5 years of the establishment of the guidelines or the executives designation in such role, whichever is later.
As of the reporting date, all individuals to which these requirements apply are compliant based on either level of ownership or time in role.

Position	Required Ownership

Chairman & Chief Executive Officer	5x Annual Base Salary

Other Named Executive Officers (“NEOs”)	2.5x Annual Base Salary

Executive Vice Presidents	1x Annual Base Salary

Non-Employee Directors	$500,000

CEO Pay Ratio

The Company is making its disclosure of the CEO Pay Ratio, as required by Section 953(b) of the Dodd-Frank Wall Street reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. We identified the median employee in 2024 by examining the Box 5 wages reported on the 2024 Form W-2 for all individuals, excluding the CEO, who received compensation during 2024 through December 31, 2024. This employee population included all full-time, part-time or seasonal employees as of December 31, 2024. Once we identified our median employee, we determined their annual total compensation in a manner consistent with the CEO compensation provided in the ‘Summary Compensation Table’. In 2025, there were not any material changes in the composition of our employee base which would require an update to the median employee identification.

For 2025, the total compensation paid to the CEO was $3,074,420. The total of all compensation paid to the median employee was $49,763. The CEO pay to median employee pay was approximately 62:1.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculated the ratio, as permitted by SEC rules.

Tax, Accounting and Other Considerations

The Compensation Committee considers the effects of tax and accounting treatments when it determines compensation. For example, under the Tax Cuts and Jobs Act enacted on December 22, 2017, generally compensation paid to applicable executive officers of publicly traded companies, in excess of $1 million, is disallowed from receiving a tax deduction (section 162(m)) of the Internal Revenue Code of 1986, as amended (the “Code”). In structuring the Company’s compensation programs and in determining executive compensation, the Compensation Committee takes into consideration the deductibility limit for compensation. Despite the loss of deductibility, the Company continues to commit to providing a significant portion of executive pay in performance-based components, consistent with its compensation philosophy. The Compensation Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. NEO compensation agreements include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit. For full payments, the NEO is responsible for paying the excise tax. The Compensation Committee takes into consideration the accounting effects of Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee:

James Loving, Chairman

Randee Koger

Jerry Maland

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2025, 2024 and 2023. Except as set forth in the notes to the table, all cash compensation for these executive officers was paid by Equity Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Brad S. Elliott	2025	857,995	—	663,156	281,500	854,427	416,897	3,073,975
Chief Executive Officer and	2024	804,177	—	634,596	253,449	861,690	404,362	2,958,274
Chairman of the Board	2023	779,593	—	619,920	250,117	612,219	384,270	2,646,119

Chris M. Navratil	2025	400,000	—	200,036	—	264,110	146,745	1,010,891
Executive Vice President and	2024	332,708	—	137,510	—	285,000	106,394	861,612
Chief Financial Officer	2023	242,885	—	63,014	150,000	143,666	16,636	616,201

Julie A. Huber	2025	387,882	—	207,711	—	282,405	130,706	1,008,704
Executive Vice President and	2024	358,877	—	155,052	—	295,866	111,197	920,992
Chief Operating Officer	2023	309,172	—	149,990	—	161,953	110,574	731,689

Gregory H. Kossover (4)	2025	366,667	—	290,023	—	264,110	108,719	1,029,519
Executive Vice President and
Director

Richard A. Sems	2025	631,330	—	335,023	91,355	543,649	227,416	1,828,773
Chief Executive Officer,	2024	608,250	—	330,011	—	504,709	223,741	1,666,711
Equity Bank	2023	377,308	250,000	—	500,000	407,448	54,310	1,589,066

(1)

These amounts represent the aggregate grant-date fair value of time and performance based restricted stock unit awards, determined in accordance with FASB ASC Topic 718. The grant-date fair value (which is sometimes referred to herein as the “accounting value”) is used to recognize the accounting expense for long-term equity awards. The grant-date fair values of restricted stock units is determined by the closing price of the Company’s stock on the date of grant. See Note 17 to the consolidated financial statements for the year ended December 31, 2025 for a discussion of the associated assumptions using in the valuation of restricted stock units.

(2)

These amounts represent the aggregate grant-date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. See Note 17 to the consolidated financial statements for the year ended December 31, 2025 for a discussion of the associated assumptions used in the valuation of stock-option awards.

(3)	See table below summarizing the components of ‘All Other Compensation.’
(4)	Mr. Kossover was not a NEO for the 2023 and 2024 reporting periods.
(5)

For the performance shares granted to each of our NEOs payout at maximum performance level would result in compensation of $393,054 for Mr. Elliott, $150,028 for Mr. Navratil, $155,783 for Ms. Huber and $251,267 for Mr. Sems based on grant date fair vallue. Mr. Kossover did not receive any performance based equity awards in 2025.

ALL OTHER COMPENSATION TABLE

The following table provides a detailed summary of the ‘All Other Compensation’ column included within the above Summary Compensation Table.

Name and Principal Position	Year	Retirement Contributions ($)	Life Insurance ($)	Company Vehicle ($)	Use of Company Aircraft ($)	Club Dues ($)	Director Fees ($)	Moving Expense ($)	Total ($)
Brad S. Elliott	2025	255,878	107,758	35,174	5,251	12,836	—	—	416,897
Chief Executive Officer and	2024	248,178	105,919	36,909	1,359	11,997	—	—	404,362
Chairman of the Board	2023	241,578	104,971	23,478	2,523	11,720	—	—	384,270

Chris M. Navratil	2025	135,375	270	—	—	11,100	—	—	146,745
Executive Vice President and	2024	95,024	270	—	—	11,100	—	—	106,394
Chief Financial Officer	2023	9,752	6,884	—	—	—	—	—	16,636

Name and Principal Position	Year	Retirement Contributions ($)	Life Insurance ($)	Company Vehicle ($)	Use of Company Aircraft ($)	Club Dues ($)	Director Fees ($)	Moving Expense ($)	Total ($)
Julie A. Huber	2025	127,074	1,240	2,392	—	—	—	—	130,706
Executive Vice President and	2024	106,802	690	3,705	—	—	—	—	111,197
Chief Operating Officer	2023	103,202	690	3,435	—	3,247	—	—	110,574

Gregory H. Kossover	2025	7,010	1,403	8,106	—	—	92,200	—	108,719
Executive Vice President and
Director

Richard A. Sems	2025	196,700	690	15,000	2,190	12,836	—	—	227,416
Chief Executive Officer,	2024	193,800	690	15,526	1,728	11,997	—	—	223,741
Equity Bank	2023	—	345	10,058	—	3,907	—	40,000	54,310

(1)	Includes Company matching of 401(k) contributions as well as contributions to the NEOs SERP. Participation in the SERP began in 2023 for participating NEOs.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows the plan-based awards granted during the year ended December 31, 2025 to each of our named executive officers:

				Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan
Name and Principal Position	Award Description		Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards (#)	Grant Date Fair Value ($)
Brad S. Elliott	EIP			372,039	647,024	922,008
Chief Executive Officer and	RSU		1/31/2025				3,005	6,010	9,015	3,190	401,120
Chairman of the Board	PSU	(1)	1/31/2025				1,502	3,005	4,507		131,018
	PSU	(2)	1/31/2025				1,503	3,005	4,508		131,018
	Options		1/31/2025							15,167	281,500

Chris M. Navratil	EIP			115,000	200,000	285,000
Executive Vice President and	RSU		1/31/2025				1,147	2,294	3,441		100,018
Chief Financial Officer	PSU	(1)	1/31/2025				573	1,147	1,720		50,009
	PSU	(2)	1/31/2025				574	1,147	1,721		50,009

Julie A. Huber	EIP			122,966	213,854	304,742
Executive Vice President and	RSU		1/31/2025				1,191	2,382	3,573		103,855
Chief Operating Officer	PSU	(1)	1/31/2025				595	1,191	1,786		51,928
	PSU	(2)	1/31/2025				596	1,191	1,787		51,928

Gregory H. Kossover	EIP			115,000	200,000	285,000
Executive Vice President and	RSU		2/7/2025							5,654	250,020
Director	RSA		5/1/2025							1,035	40,003

Richard A. Sems	EIP			236,718	411,684	586,650
Chief Executive Officer,	RSU		1/31/2025				1,921	3,842	5,763		167,511
Equity Bank	PSU	(1)	1/31/2025				960	1,921	2,881		83,756
	PSU	(2)	1/31/2025				961	1,921	2,882		83,756
	Options		1/31/2025							4,773	91,355

(1)

The PSUs vest on the third anniversary of the grant date subject to meeting the Adjusted Earnings Per Share performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

(2)

The PSUs vest on the third anniversary of the grant date subject to meeting the Total Stockholder Return performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information relating to outstanding equity awards held by the named executive officers as of December 31, 2025:

	Option Awards					Stock Awards
Name and Principal Position	Securities Underlying Unexercised Options, Exercisable (#)	Securities Underlying Unexercised Options, Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested (#)		Market Value ($)(15)
Brad S. Elliott	16,853	—		$33.50	2/17/2027
Chief Executive Officer and	34,177	—		$32.29	2/12/2029
Chairman of the Board	4,163	—		$22.08	1/29/2031
	21,807	—		$31.64	1/28/2032
	16,976	5,659	(1)	$28.80	1/30/2033
	9,264	9,263	(2)	$32.85	1/31/2034
	3,792	11,375	(3)	$43.60	1/31/2035
						3,949	(7)	176,323
						8,591	(8)	383,588
						7,082	(9)	316,211
						7,730	(10)	345,145
						8,402	(11)	375,149
						6,010	(12)	268,347
Chris M. Navratil	8,057	5,372	(4)	26.52	8/10/2033
Executive Vice President and						365	(7)	16,297
Chief Financial Officer						1,094	(8)	48,847
						1,395	(9)	62,287
						2,093	(10)	93,452
						2,294	(11)	102,427
						2,294	(12)	102,427
Julie A. Huber	7,500	—		33.15	1/30/2027
Executive Vice President and						868	(7)	38,756
Chief Operating Officer						2,604	(8)	116,269
						1,573	(9)	70,234
						2,360	(10)	105,374
						2,382	(11)	106,356
						2,382	(12)	106,356
Gregory H. Kossover	1,592	—		35.06	12/28/2027
Executive Vice President and	2,811	—		33.49	5/1/2034
Director						1,035	(13)	46,213
						5,654	(14)	252,451
Richard A. Sems	22,548	33,822	(5)	21.84	5/15/2033
Chief Executive Officer,	1,193	3,580	(6)	44.65	2/11/2035
Equity Bank						3,349	(9)	149,533
						5,023	(10)	224,277
						3,842	(11)	171,545
						3,842	(12)	171,545

(1)

Represents time-vested options granted on January 30, 2023. A portion of the options vested at grant. The remaining options vest in three equal installments on the anniversary of the grant date, subject to the continued employment of the executive.

(2)

Represents time-vested options granted on January 31, 2024. A portion of the options vested at grant. The remaining options vest in three equal installments on the anniversary of the grant date, subject to the continued employment of the executive.

(3)

Represents time-vested options granted on January 31, 2025. A portion of the options vested at grant. The remaining options vest in three equal installments on the anniversary of the grant date, subject to the continued employment of the executive.

(4)

Represents time-vested options granted on August 10, 2023. A portion of the options vested at grant. The remaining options vest in four equal installments on the anniversary of the grant date, subject to the continued employment of the executive.

(5)	Represents time-vested options granted on May 15, 2023. The options vest in five equal installments on the anniversary of the grant date, subject to the continued employment of the executive.
(6)

Represents time-vested options granted on February 11, 2025. A portion of the options vested at grant. The remaining options vest in three equal installments on the anniversary of the grant date, subject to the continued employment of the executive.

(7)	Represents TRSUs granted on January 30, 2023. The units vest in three equal annual installments beginning on January 30, 2024, subject to the continued employment of the executive.
(8)

Represents PRSUs granted on January 30, 2023. Cliff vesting of these units will occur on the later of the third anniversary date or the date at which sufficient data is available to determine vesting criteria are met. If vesting criteria are not met, the units will be forfeited.

(9)	Represents TRSUs granted on January 31, 2024. The units vest in three equal annual installments beginning on January 31, 2025, subject to the continued employment of the executive.
(10)

Represents PRSUs granted on January 31, 2024. Cliff vesting of these units will occur on the later of the third anniversary date or the date at which sufficient data is available to determine vesting criteria are met. If vesting criteria are not met, the units will be forfeited.

(11)	Represents TRSUs granted on January 31, 2025. The units vest in three equal annual installments beginning on January 31, 2026, subject to the continued employment of the executive.
(12)

Represents PRSUs granted on January 31, 2025. Cliff vesting of these units will occur on the later of the third anniversary date or the date at which sufficient data is available to determine vesting criteria are met. If vesting criteria are not met, the units will be forfeited.

(13)	Represents restricted stock awards granted on May 1, 2025. The award vests on the anniversary date of the grant.
(14)	Represents TRSUs granted on February 7, 2025. The units vest in five equal installments beginning on February 7, 2026, subject to the continued employment of the executive.
(15)	Market values based on the Company’s closing stock price of $44.65 as of December 31, 2025.

OPTION EXERCISES AND STOCK VESTED SUMMARY TABLE

The following table provides information about shares received upon vesting of restricted shares and exercise of options during the year ended December 31, 2025:

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Received Upon Vesting (#)	Value Realized on Vesting ($)

Brad S. Elliott	—	—	22,907	988,020

Chris M. Navratil	—	—	2,925	126,131

Julie A. Huber	—	—	5,784	248,676

Gregory H. Kossover	—	—	—	—

Richard A. Sems	—	—	1,674	72,986

NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table provides information about the NEOs’ earnings and balances under our SERP during the year ended December 31, 2025:

Name	Company Contributions in 2025 ($) (1)	Aggregate Earnings in 2025 ($) (2)	Aggregate Balance at December 31, 2025 ($)

Brad S. Elliott	241,878	138,662	932,583

Chris M. Navratil	120,000	25,904	235,796

Julie A. Huber	113,250	52,646	381,876

Gregory H. Kossover	—	—	—

Richard A. Sems	182,700	58,445	433,291

(1)	These amounts are included in the Summary Compensation Table for fiscal year 2025.
(2)	These amounts have not been reflected in the Summary Compensation Table for fiscal year 2025.

The SERP is unfunded and unsecured. Company contributions credited to a participant’s account under the SERP are credited with hypothetical investment earnings based on participant investment elections made from among deemed investment options available under the SERP (which currently mirror the investment elections available under the Bank’s 401(k) retirement savings plan).

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OR CHANGE-IN-CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” we have entered into employment agreements, which include change of control provisions, with each of our named executive officers (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior executive management. Each agreement includes a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 or 24 months, dependent on executive, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

Any person, entity or a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Company or Equity Bank (“Bank”) securities possessing 50% or more of:

•	the then outstanding shares of the Company or the Bank;

•	the combined voting power of the Company’s or the Bank’s then outstanding securities; or

•	the fair market value of all of the Company’s or the Bank’s the outstanding securities.

Provided the person, entity or group did not previously own 50% or more of the applicable metric above.

2.

The majority of the members of the Board of Directors of the Company is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election

3.	The consummation of a merger or consolidation of the Company or the Bank with any other entity other than:

•

a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior to such merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of the Company or the Bank or such surviving entity or any parent hereof outstanding immediately after such merger or consolidation; or

•

a Merger or consolidation effected to implement a recapitalization of the Company or the Bank in which no person, entity or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 50% or more of the ownership interests summarized under ‘1’ above.

4.	Any sale of all, or substantially all, of the assets of the Company or the Bank.

For purposes of the employment agreements, termination for “good reason”, generally, means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 30 miles. If the circumstances that create the “good reason” are resolved within 30 days following notice being provided, a “good reason” termination is generally not available.

The agreements generally require that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of the Company or the Bank and/or not compete with the Company or the Bank during the term of the agreement and during the associated restricted period under the agreement.

In the event of termination within 24 months following a change of control, each of the agreements includes a continuation multiple which is used to calculate potential payments as follows:

Name and Principal Position	Continuation Multiple
Brad S. Elliott	2.99
Chris M. Navratil	2.99
Julie A. Huber	2.99
Gregory H. Kossover	—
Richard A. Sems	2.99

In the event an executive experiences a termination that qualifies under the “dual trigger” requirements within the contract after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the amount of other cash payments received during such calendar year multiplied by the continuation multiple; and (2) the immediate vesting of all stock options, restricted shares and RSUs.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances as of December 31, 2025:

Name and Principal Position	Benefit	Term Without Cause / Good Reason	Change in Control (3)	Death or Disability
Brad S. Elliott	Compensation Continuation	$857,955	$5,120,142	$—
Chief Executive Officer and	Equity Award Vesting (1,2)	1,864,763	1,864,763	1,864,763
Chairman of the Board

Chris M. Navratil	Compensation Continuation	400,000	1,985,689	—
Executive Vice President and	Equity Award Vesting (1,2)	425,738	425,738	425,738
Chief Financial Officer

Julie A. Huber	Compensation Continuation	387,882	2,004,158	—
Executive Vice President,	Equity Award Vesting (1,2)	543,346	543,346	543,346
Chief Operating Officer

Gregory H. Kossover	Compensation Continuation	$—	$—	$—
Executive Vice President and	Equity Award Vesting (1,2)	298,664	298,664	298,664
Director

Richard A. Sems	Compensation Continuation	631,330	3,513,187	—
Chief Executive Officer, Equity Bank	Equity Award Vesting (1,2)	716,900	716,900	716,900

(1)

Equity awards are subject to pro-rata vesting in the event of death, disability, termination without cause, or termination for good reason of the named executive. The value reflected within the table is the maximum number of shares under these scenarios at the Target vesting threshold.

(2)	All values are based on the market price of the Company’s stock as of December 31, 2025, or $44.65.
(3)

Each of the employee agreements include a provision that limits change-in-control payments to executives in order to eliminate any excise taxes under section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280(G) limit, the benefits will be reduced to a level below that threshold.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents shares of our common stock that may be issued with respect to compensation plans at December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	803,744	(1)	$30.07	1,040,294	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	803,744		$30.07	1,040,294

(1)

This amount includes 458,133 outstanding stock options and 345,611 shares potentially issuable upon settlement of outstanding restricted share grants, and assumes the maximum number of shares issuable in respect to the PRSUs. The actual number of PRSU shares to be issued depends on achievement of the applicable performance vesting conditions. The TRSUs and PRSUs have been excluded from the weighted average exercise price calculation in column (b) because they do not have an exercise price.

(2)	This amount includes 744,974 shares available for issuance under our 2022 Omnibus Equity Plan and 295,320 shares available for issuance under our Employee Stock Purchase Plan.

P
AY
V
ERSUS
P
ERFORMANCE
T
ABLE

The following table presents the total compensation as reported in the “Summary Compensation Table” (“SCT”) as well as the compensation actually paid (“CAP”) to Brad S. Elliott, our principal executive officer (“PEO”) and the average NEO, excluding the PEO for the periods identified. Also included within the table are key operating metrics during those periods:

					Value of Initial Fixed $100 Investment Based On:
Year	SCT for PEO	CAP to PEO (1)	Average SCT for non-PEO NEOs (2)	Average CAP to non-PEO NEOs (3)	EQBK TSR	Peer TSR (4)	Net Income	Adjusted Pre-Tax Income (5)
2025	$3,073,975	$3,110,383	$1,219,472	$1,245,177	216.8	129.5	$22,726	$102,716
2024	2,958,274	3,624,832	1,126,423	1,345,888	203.4	124.2	62,621	87,970
2023	2,646,119	2,818,931	906,920	1,069,237	161.5	106.4	7,821	62,871
2022	2,513,347	2,385,948	917,397	868,786	153.7	114.0	57,688	77,043
2021	2,299,501	2,688,141	900,097	1,079,652	157.9	139.7	52,480	66,471

(1)	Reconciliation of adjustments made to SCT to arrive at CAP for the PEO:

2025
SCT	$3,073,975
Equity Awards	(944,656)
Change in FV RSUs	754,647
Change in FV Options	226,417
CAP	$3,110,383
For our PEO, the amounts deducted or added in calculating the equity award adjustments are as follows
:

	Year-end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
2025	791,365	83,335	70,806	35,558	—	—	981,064

(2)	Reconciliation of adjustments made to SCT to arrive at CAP for the average non-PEO NEO:

2025
SCT	$1,219,472
Equity Awards	(281,037)
Change in FV RSUs	278,220
Change in FV Options	28,522
CAP	$1,245,177
For our average
non-PEO
NEO, the amounts deducted or added in calculating the equity award
adjustments
are as follows:

	Year-end fair value of equity awards granted during the year ($)	Year over year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in the year ($)	Year over year change in fair value of equity awards granted in prior years that vested in the year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
2025	276,110	30,060	3,740	(3,168)	—	—	306,742

(3)	The following Non-PEO NEOs are included in the averages shown:
2025: Ms. Huber and Messrs. Navratil, Kossover and Sems
2024: Ms. Huber and Messrs. Navratil, Reber and Sems
2023: Ms. Huber and Messrs. Navratil, Reber and Sems
2022: Ms. Huber and Messrs. Newell, Anderson, Creech and Kossover
2021: Ms. Huber and Messrs. Newell, Anderson and Kossover

(4)
Reflects the total shareholder return of the Nasdaq Bank Index. This is the peer group used by the Company within its
Form
10-K
for the year ended December 31, 2025. Return is calculated from the starting point of December 31, 2020. Each year is a cumulative reflection of return based on the fixed starting point.

(5)	Reconciliation of Net Income to Adjusted Pre-Tax Income:

2025
Pre-Tax GAAP income (loss)	$26,380
Securities (gain) loss	53,174
Gain on acquisition / branch sales	—
Merger expenses	8,065
Tax credit partnership amortization	—
Provision for credit losses	8,953
Loss on debt extinguishment	1,361
Goodwill impairment	—
Intangible amortization	4,783
Adjusted pre-tax income	$102,716
Relationships Between Compensation Actually Paid and Financial Performance Measures
For each of the past five years, below is a depiction of the relationship between the compensation actually paid to our Named Executive Officers and adjusted operating income, net income and total shareholder return. Peer information is included on the total shareholder return chart for reference:

Significant Financial Performance Measures
Below is a summary of the measures the Company considers most significant when assessing
compensation to be paid to our named executive officers:

Measurement
Adjusted Pre -Tax Income
Net Income
Net-Overhead Ratio Relative to the Budget
Total 3-YR Shareholder Return Relative to Peers
Total 3-YR EPS Growth Relative to Peers
Refer to the “Compensation Discussion and Analysis” section of this proxy statement for additional detail on compensation earned by each of the Company’s NEOs as well additional context around compensation philosophy and decision making employed by the Company related to NEOs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Some of our officers, directors and principal stockholders and their affiliates are customers of Equity Bank. Such officers, directors and principal stockholders and their affiliates have had transactions in the ordinary course of business with us, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and stockholders and their affiliates in the future.

We engaged Hutton Corporation, a corporation controlled by Mr. Hutton, one of our directors, to provide certain general contractor services. In 2025, we paid Hutton Corporation $6,455,000 in connection with infrastructure builds including the design and construction of new bank locations in Great Bend, Kansas and Kirksville, Missouri as well as continued enhancement of locations for facilitation of ITM installations.

The Corporate Governance and Nominating Committee reviewed and ratified these transactions in accordance with the terms of the Company’s related person transaction policy after determining that the transaction was fair to the Company and consistent with the interests of the Company and its stockholders.

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Equity Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Equity Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

We have adopted a related person transaction policy in order to comply with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the related party’s relationship to the Company, the nature of the proposed transaction, the nature of the related party’s direct or indirect interest in the transaction, and the related party’s relationship to or ownership interest in any other party to, or which has an interest in the transaction. A copy of this policy and our Audit Committee charter are available on our corporate website at investor.equitybank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock as of February 27, 2026 subject to certain assumptions set forth in the footnotes for:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding Class A Common Stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within sixty (60) days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The Company’s Class B Common Stock has no voting rights, and no shares of the Company’s Class B Common Stock are currently outstanding.

Unless otherwise noted, the address for each stockholder listed on the table below is: c/o Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 850, Wichita, Kansas 67207.

	Class A Common Stock
Name of Beneficial Owner	Number	Percentage (1)
5% Stockholders (non-insiders):
Entities affiliated with T. Rowe Price Associates, Inc (2)	1,967,849	9.3%
Entities affiliated with Black Rock, Inc. (3)	1,175,062	5.5%

Directors, Nominees and Named Executive Officers:
Leon Borck (4)	124,077	*
Kevin E. Cook (5)	22,943	*
Brad S. Elliott (6)	458,470	2.2%
Junetta M. Everett (7)	12,003	*
C. Kendric Fergeson (8)	1,729,783	8.2%
Gregory L. Gaeddert (9)	47,565	*
Julie A. Huber (10)	58,995	*
Benjamen M. Hutton (11)	16,910	*
R. Renee Koger (12)	73,394	*
Gregory H. Kossover (13)	117,744	*
James S. Loving (14)	28,231	*
Jerry P. Maland (15)	136,489	*
Chris M. Navratil (16)	25,547	*
Shawn D. Penner (17)	136,943	*
Lisa A. Schlehuber (18)	—	*
Richard A. Sems (19)	31,007	*
All Directors, Nominees and Executive Officers as a Group (18 Persons) (20)	3,068,015	14.5%

*	indicates less than 1%

1)

Based on 21,202,336 shares of the Company’s Class A Common Stock outstanding as of February 27, 2026, plus the number of shares issuable to such individual (or group of individuals) upon the exercise of stock options or upon the vesting of restricted stock, each within 60 days.

2)

Based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on November 7, 2025, which reported that it is the beneficial owner of 1,967,849 shares and that it has sole voting power with respect to 1,967,849 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 1,967,849 of such shares and shared dispositive power with respect to none of such shares. The address for T. Rowe Price Investment Management, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

3)

Based on a Schedule 13G filed by Black Rock, Inc. with the SEC on October 17, 2025, which reported that it is the beneficial owner of 1,175,062 shares and that it has sole voting power with respect to 1,136,985 of such shares, shared voting power with respect to none of such shares, sole dispositive power with respect to 1,175,062 of such shares and shared dispositive power with respect to none of such shares. The address for Black Rock, Inc. is 50 Hudson Yards, New York, NY 10001.

4)

Includes (i) 8,136 shares held of record by Mr. Borck, (ii) 94,905 shares held of record by the Leon Harold Borck Trust, of which Mr. Borck is Trustee and (ii) 21,036 shares held or record by EDBI, Inc. of which Mr. Borck serves as President.

5)	Includes (i) 1,540 shares held of record by Mr. Cook and (ii) 21,403 held of record by the Cook Family Trust, of which Mr. Cook is a Trustee.
6)

Includes (i) 24,214 shares held of record by Mr. Elliott, (ii) 308,787 shares held of record by Elliott Legacy, LLC of which Mr. Elliott is the managing member and (iii) 125,469 shares issuable upon the exercise of options or vesting of restricted shares within 60 days.

7)	Includes 12,003 shares held of record by Ms. Everett.
8)	Includes 1,729,783 shares held of record by Fergeson Capital, LLC of which Mr. Fergeson is the Managing Member.
9)

Includes (i) 14,731 shares held of record by Mr. Gaeddert, (ii) 7,259 shares held of record by Mr. Gaeddert’s simplified employee pension account, and (iii) 18,000 shares held of record by D&G Investments, LLC of which Mr. Gaeddert is the managing member and (iv) 7,575 shares issuable upon the exercise of options within 60 days.

10)

Includes (i) 31,795 shares held of record by Ms. Huber, (ii) 19,700 shares held jointly of record by Ms. Huber and her spouse, and (iii) 7,500 shares issuable upon the exercise of options within 60 days.

11)	Includes (i) 3,805 shares held of record by Mr. Hutton and (ii) 13,105 shares held of record by the Benjamen M. Hutton Revocable Trust, of which Mr. Hutton is Trustee.
12)	Includes (i) 64,299 shares of stock held of record by Ms. Koger and (ii) 9,095 shares issuable upon the exercise of options within 60 days.
13)

Includes (i) 61,831 shares of stock held of record by Mr. Kossover, (ii) 51,510 shares held by the Gregory H. Kossover Revocable Trust and (iii) 4,403 shares issuable upon the exercise of options within 60 days.

14)

Includes (i) 7,708 shares held of record by Mr. Loving, (ii) 8,000 shares held of record in Mr. Loving’s individual retirement account, (iii) 11,118 shares held of record by the James S. Loving Trust of which Mr. Loving is the trustee and (iv) 1,405 shares issuable upon the exercise of options within 60 days.

15)

Includes (i) 1,358 shares held of record by Mr. Maland, (ii) 16,595 shares held of record in Mr. Maland’s individual retirement account, (iii) 113,028 shares held of record by the Jerry Paul Maland & Jane Lou Maland Living Revocable Trust DTD 9-21-99 of which Mr. Maland and his spouse serve as co-trustees and (iv) 5,508 shares held of record by Mr. Maland’s spouse.

16)	Includes (i) 17,490 shares held of record by Mr. Navratil and (ii) 8,057 shares issuable upon the exercise of options or vesting of restricted shares within 60 days.
17)	Includes (i) 136,943 shares jointly held of record by Mr. Penner and his spouse.
18)	Ms. Schlehuber, as a Director Nominee, does not hold any shares as of the Record Date.
19)	Includes (i) 6,072 shares held of record by Mr. Sems and (ii) 24,935 shares issuable upon the exercise of options within 60 days.
20)	Includes 193,811 shares issuable upon the exercise of options or upon vesting of restricted shares, each within 60 days by such group.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2025, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

ITEM 3: APPROVAL OF SECOND AMENDMENT TO THE EQUITY BANCSHARES, INC. OMNIBUS 2022 EQUITY INCENTIVE PLAN

GENERAL

The Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan was unanimously approved and adopted by the Board on March 14, 2022, and subsequently approved by our stockholders on April 26, 2022. The First Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (the “First Amendment”) was approved and adopted by the Board on February 21, 2024 and was subsequently approved by our stockholder on April 23, 2024. We are asking stockholders to approve the Second Amendment (the “Second Amendment”) to the 2022 Omnibus Equity Incentive Plan, which was adopted by our Board on February 18, 2026, subject to stockholder approval. Throughout this proxy statement, we refer to our current 2022 Omnibus Equity Incentive Plan as the “2022 Plan,” and such plan as amended by the Second Amendment as the “Amended 2022 Plan.”

We are seeking stockholder approval of the Second Amendment in order to:

•	increase the number of shares of Common Stock we have available for the grant of equity awards by an additional 1,000,000 shares, and

•	implement a corresponding increase to the number of shares that may be issued in settlement of exercised incentive stock options by an additional 1,000,000 shares.

Except for the foregoing increases, there are no material differences between the terms of the 2022 Plan and the Amended 2022 Plan.

Stockholder approval of the Second Amendment will enable us to continue to grant equity awards to deserving individuals and remain competitive in the marketplace for talent. We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees, and advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants to the Company and its subsidiaries, and non-employee directors of the Company. The approval of the Second Amendment will allow us to continue to provide such incentives.

If stockholders do not approve the Second Amendment, the Company will continue to have the authority to grant awards under the 2022 Plan under its current provisions. However, without the Second Amendment, we estimate that the shares available for grant under the 2022 Plan will be insufficient to meet our anticipated employee recruiting and retention needs. In such event, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized.

As of February 27, 2026, 190,540 shares remained available for grant for new awards under the Amended 2022 Plan. The closing price of our Common Stock, as reported on the New York Stock Exchange as of February 27, 2026, the latest practicable date prior to the filing of this proxy statement, was $44.88.

WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL

The Amended 2022 Plan authorizes a committee of disinterested members of the Board (the “Committee”) to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the Amended 2022 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2022 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

The actual text of the Second Amendment is attached to this proxy statement as Appendix A. The following description of the Amended 2022 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text of the 2022 Plan, as amended by the Second Amendment.

AWARDS OUTSTANDING AND HISTORICAL GRANTS

The following provides additional information on total equity awards outstanding and total grants made in the last three fiscal years.

Overhang. The following table provides certain additional information regarding total awards outstanding at February 27, 2026:

As of February 27, 2026
Number of outstanding options	781,198
Weighted average exercise price of outstanding options	$36.70
Weighted average remaining term of outstanding options	8.1 years
Number of outstanding full-value awards under Predecessor Plan	364,864
Total number of shares of common stock outstanding	20,992,139

Burn Rate. The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years. Our three-year average burn rate during that period was 1.25%.

	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025
Number of options granted	101,387	307,872	23,743
Number of shares of restricted stock and stock units granted	167,429	156,722	195,385
Number of options and restricted shares forfeited or cancelled	(190,092)	(86,429)	(71,840)
Total Share Usage (1)	78,274	378,165	147,288
Weighted-average number of shares of Common Stock outstanding	15,535,772	15,489,370	18,296,090
Burn Rate (options, restricted shares, stock units, and director share awards)	0.51%	2.44%	0.81%
(1)

Reflects the gross number of shares underlying awards made to employees and non-employee directors during the respective fiscal year as disclosed in the Stock Based Compensation footnote of our annual Form 10-K.

In determining the number of shares to request for approval under the Second Amendment, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage, our projected share usage in connection with the performance stock options contingent on the approval of the Second Amendment, as described below under “New Plan Benefits,” and other criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Second Amendment.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

AMENDED 2022 PLAN HIGHLIGHTS

Below are certain highlights of the Amended 2022 Plan. These features are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the Amended 2022 Plan and stockholders’ interests, consistent with sound corporate governance practices.

Limited Share Recycling Provisions

Subject to certain exceptions described in the Amended 2022 Plan, if any award granted under the Amended 2022 Plan, (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended 2022 Plan.

The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the Amended 2022 Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (C) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of an award; and (D) in the event that a stock appreciation right granted under the Amended 2022 Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such stock appreciation right.

No Repricing Without Stockholder Approval	Outside of certain corporate transactions or adjustment events described in the Amended 2022 Plan or in connection with a “change in control”, the exercise price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards or stock options or SARs with a lower exercise or base price, without stockholder approval.
Full-value Awards Count More Heavily in Reducing the Amended 2022 Plan Share Reserve	The Amended 2022 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a two-for-one basis.
Dividend Equivalents Limited	Dividends and dividend equivalents are not paid on stock options or stock appreciation rights.
Change in Control Definition	The Amended 2022 Plan includes a non-liberal definition of “change in control,” which is described below.
Minimum Vesting Periods

Awards under the Amended 2022 Plan will generally vest no earlier than the first anniversary of applicable grant date, except that the following awards will not be subject to the minimum vesting requirement: (A) awards granted in connection with awards that are assumed, converted or substituted in connection with certain transactions; and (B) additional awards the Committee may grant, up to a maximum of five 5% of the aggregate number of shares authorized for issuance under the Amended 2022 Plan (subject to adjustment under the terms of the Amended 2022 Plan).

Further, the Committee, in is sole discretion, may provide for accelerated vesting (or exercise its discretion to accelerate vesting) of any award under the Amended 2022 Plan upon certain events, including in connection with or following a participant’s death, disability, retirement, or a change control.

Awards Subject to Clawback Policy	Awards under the Amended 2022 Plan are subject to the Company’s clawback policy.

SUMMARY OF OTHER MATERIAL TERMS OF THE AMENDED 2022 PLAN

Administration. The Amended 2022 Plan will generally be administered by the Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2022 Plan. For this purpose, the Board has presently delegated authority to administer the Amended 2022 Plan to the Compensation Committee. The Committee may from time to time delegate all or any part of its authority under the Amended 2022 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended 2022 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2022 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the Amended 2022 Plan subject to the express limitations contained in the Amended 2022 Plan.

Eligibility. Any person who is selected by the Committee to receive benefits under the Amended 2022 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries is eligible to participate in the Amended 2022 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries, and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended 2022 Plan. As of February 27, 2026, the Company and its subsidiaries had approximately 1,000 employees and the Company had 9 non-employee directors. The basis for participation in the Amended 2022 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Types of Awards Under the Amended 2022 Plan. Pursuant to the Amended 2022 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the Amended 2022 Plan will be evidenced by an award agreement approved by the Committee (an “award agreement”), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2022 Plan. A brief description of the types of awards which may be granted under the Amended 2022 Plan is set forth below.

Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the Amended 2022 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. The term of a stock option may not extend more than 10 years from the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Any grant of stock options may specify performance objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: : (i) by tendering, either actually or constructively by attestation, shares of Common Stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property (including delivery of a promissory note) deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Common Stock that may be acquired upon the exercise of a stock option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share of Common Stock. If payment of the exercise price of a stock option is made in whole or in part in the form of restricted stock, a number of the shares to be received upon such exercise equal to the number of shares of restricted stock used for payment of the exercise price will be subject to the same forfeiture restrictions or deferral limitations to which the restricted stock was subject, unless otherwise determined by the Committee in its sole discretion. Stock options granted under the Amended 2022 Plan may not provide for dividends or dividend equivalents.

Stock Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or earlier vesting, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify performance objectives regarding the vesting of such SARs. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the exercise price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the Amended 2022 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain performance objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify performance objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

RSUs. RSUs awarded under the Amended 2022 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding performance objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, either in cash or in additional shares of Common Stock, with payment contingent upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned.

Other Awards. Subject to applicable law and applicable share limits under the Amended 2022 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock. The terms and conditions of any such awards will be determined by the Committee.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, which may be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control. The Amended 2022 Plan includes a definition of  “change in control.” A “change in control” occurs if any the following conditions or events occur:

•

Merger or Consolidation. Any merger, consolidation or similar transaction which involves the Company or Equity Bank and in which persons who are the stockholders of the Company or Equity Bank immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all stockholders of such entity, determined on a fully-diluted basis;

•	Asset Sale or Lease. Any sale, lease, exchange, transfer or other disposition of all or substantially all of the consolidated assets of the Company or Equity Bank;

•

Stock Acquisition. Any person or persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act) of 25% or more of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board (excluding any acquisition by the Company or any subsidiary of the Company; any acquisition directly from the Company; or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company of any subsidiary of the Company); or

•

Reconstitution of Board. During any period of two consecutive years, individuals who at the date of the adoption of this Plan constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office.

Notwithstanding the foregoing, a change in control will not have occurred (i) as a result of the issuance of stock by the Company in connection with any public offering of its stock; or (ii) due to stock ownership by the Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan, or any other employee benefit plan. In the event that an award constitutes nonqualified deferred compensation, and the settlement of, or distribution of benefits under, such award is to be triggered solely by a change in control, then with respect to such award, a “change in control” must also qualify as a change in control under Section 409A of the Code, as in effect at the time of such transaction.

Performance Objectives. The Amended 2022 Plan provides that any of the awards set forth above may specify performance objectives regarding the vesting of the award. Performance objectives are defined as the performance objective or objectives established pursuant to the Amended 2022 Plan for participants who have received grants of awards as determined by the Committee. The following is a non-exhaustive list of the potential performance objectives that may be used for awards under the Amended 2022 Plan: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) earnings (as defined in (i), above) as a percentage of revenues; (iii) pre-tax income, after-tax income or adjusted net income; (iv) earnings per share (basic or diluted); (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x) stock price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) total stockholder return; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; (xviii) working capital; (xix) book value; (xx) customer satisfaction; (xxi) any other measures of performance selected by the Committee; and (xxii) any combination of, or a specified increase or decrease in, any of the foregoing. Such performance objectives may be measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, and be based solely by reference to the performance of the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other comparable companies, or as compared to the performance of a published or special index deemed applicable by the Committee, including by not limited to, the Standard & Poor’s 500 Stock Index or any other market index. Unless otherwise stated in an award agreement a performance objective need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The performance objectives may differ from participant to participant and from award to award.

In establishing any performance objectives, the Committee may provide for objectively determinable adjustments, modifications or amendments to any of the performance objectives, as the Committee may deem appropriate (including, but not limited to, one or more of the items of gain, loss, profit or expense): (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the acquisition or disposition of a business; (iii) related to changes in tax or accounting principles, regulations or laws; (iv) related to discontinued operations that do not qualify as a segment of business under GAAP; or (v) attributable to the business operations of any entity acquired by the Company. Furthermore, measurement of performance goals may exclude impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2022 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2022 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Nonqualified Stock Options. In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted, and at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. In general, at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

TAX CONSEQUENCES TO THE COMPANY OR ITS SUBSIDIARIES

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain compensation paid to certain executive officers under Section 162(m) of the Code.

REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of an additional 1,000,000 shares of Common Stock under the Amended 2022 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Second Amendment by our stockholders.

NEW PLAN BENEFITS

The benefits that will be received by or allocated to eligible participants under the Amended 2022 Plan are not determinable at this time. Awards under the Amended 2022 Plan will be made at the discretion of the Committee, and the Committee has not yet made any determination with respect to future awards to any eligible participants. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to any participant or group of participants in the future under the Amended 2022 Plan. No awards have been granted that are contingent upon stockholder approval of the Second Amendment.

The following table shows, as to each Named Executive Officer and the various indicated groups, the number of shares of our common stock subject to stock options that have been granted (even if not currently outstanding) under the 2022 Plan since its initial approval by our stockholders in 2022.

Name	Stock Options Granted
Named Executive Officers:
Brad S. Elliott, Chief Executive Officer and Chairman of the Board	166,600
Chris M. Navratil, Executive Vice President and Chief Financial Officer	36,642
Julie A. Huber, Executive Vice President and Chief Operating Office	23,213
Gregory H. Kossover, Executive Vice President and Director	11,064
Richard A. Sems, Chief Executive Officer, Equity Bank	123,044
All current executive officers as a group	446,892
All current non-employee directors as a group	10,830
Each nominee for election as a director
Leon H. Borck, Director	—
C. Kendric Fergeson, Director	—
Gregory L. Gaeddert, Director	5,346
Benjamen M. Hutton, Director	—
Lisa A. Schlehuber, Director Nominee	—
Each associate of any of the foregoing	—
Each other person who received at least 5% of all options granted—	—
All employees, excluding current executive officers	217,904

VOTE REQUIRED

The approval of the Second Amendment to the Equity Bancshares, Inc. Omnibus 2022 Equity Incentive Plan will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Any abstentions will have the effect of a vote against the proposal. A broker non-vote will not affect this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SECOND AMENDMENT TO THE EQUITY BANCSHARES, INC. OMNIBUS 2022 EQUITY INCENTIVE PLAN.

ITEM 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2026. Crowe LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2025 was completed by Crowe LLP on March 6, 2026.

The Board is submitting the selection of Crowe LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Crowe LLP, the Audit Committee may reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm at any time. The stockholders’ ratification of the appointment of Crowe LLP does not limit this authority of the Audit Committee.

VOTE REQUIRED

The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Any abstentions will have the effect of a vote against the proposals to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT COMMITTEE REPORT

In accordance with its charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2025 be included in the Form 10-K, which was filed with the SEC on March 6, 2026. The Audit Committee also selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Crowe LLP is, in fact, independent.

Members of the Audit Committee:

Kevin E. Cook (Chairman)

Gregory L. Gaeddert

James S. Loving

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval of such services is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such services provided to us must constitute not more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee.

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The table below sets forth the aggregate fees and expenses billed by Crowe LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2025 and 2024:

	For the Years Ended December 31,
	2025	2024
Audit Fees (1)	$953,899	$963,799
Audit Related Fees (2)	115,500	15,750
Tax Fees (3)	—	—
All Other Fees (4)	—	178,500
Total	$1,069,489	$1,158,049

(1)

Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to acquisition-related and other stock registration filings in the years ended December 31, 2025 and 2024, respectively.

(3)	Includes fees associated with services provided by Crowe tax personnel related to tax accounting matters. No such services were provided for the years presented.
(4)	Includes fees associated with services provided by Crowe related to the Company’s capital raise in December of 2024.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Crowe LLP’s independence and has concluded that it is consistent.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2027

ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at the Company’s 2027 Annual Meeting of Stockholders and to have the proposal included in the Company’s related proxy statement pursuant to Rule 14a-8 of the Exchange Act must send the proposal to: Secretary, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 850 Wichita, Kansas 67207, so that it is received no later than November 12, 2026. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, our Articles provide that only such business which is properly brought before a meeting of the stockholders will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Secretary of the Company at our offices no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. Such notice to us must also provide certain information set forth in the Company’s Articles. A copy of our Articles may be obtained upon written request to the Secretary of the Company or by visiting our corporate website at investor.equitybank.com.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, to any stockholder upon written request to Investor Relations, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 850 Wichita, Kansas 67207.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended

December 31, 2025, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

APPENDIX A

SECOND AMENDMENT

TO THE

EQUITY BANCSHARES, INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”), made pursuant to the right to amend reserved in Section 6.1 of the Plan, amends the Plan as follows:

1. Section 3.2(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Maximum Number. Subject to adjustments provided herein, the number of shares of Stock cumulatively reserved for issuance under this Plan as of the date of adoption of the Plan by the Board is 2,760,000, (i) minus any shares of Stock subject to awards granted under the Predecessor Plan after March 14, 2022 and before the Effective Date, (ii) plus any shares of Stock subject to awards granted under the Predecessor Plan that cease to be subject to such awards as a result of the forfeiture, cancellation or expiration of such awards after the Effective Date. Except as provided in Section 3.2(d)(i), the issuance of shares of Stock in connection with the exercise or settlement of, or as other payment for, Awards under the Plan shall reduce the total number of shares of Stock available for future Awards under the Plan. For purposes of the immediately preceding sentence, shares of Stock subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3.2(a) as two (2.00) shares of Stock for every one (1) share of Stock.”

2. Section 3.2(b) of the Plan is hereby amended and restated in its entirety to read as follows:

“(b) Limitation on Award Type. No more than 2,760,000 shares will be cumulatively available for the grant of Incentive Stock Options under this Plan. Shares of stock issued under this Plan may be either authorized but unissued shares, treasury shares or reacquired shares (including shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion.”

3. In all other respects, the Plan will remain unchanged an in full force and effect.

{Remainder of page intentionally left blank.}

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IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan effective as of February 18, 2026.

EQUITY BANCSHARES, INC.

By:	/s/ Chris Navratil

Name:	Chris Navratil

Its:	Chief Financial Officer

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.	2026

Vote by Internet – QUICK       EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EQUITY BANCSHARES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 10:59 p.m., Central Time, on April 20, 2026.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

  PLEASE DO NOT RETURN THE PROXY CARD

   IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY – EQUITY BANCSHARES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4.	Please mark your votes like this	X

1. Election of Directors

Class III:
	FOR	AGAINST	ABSTAIN
(1) Leon H. Borck	☐	☐	☐
(2) C. Kendric Fergeson	☐	☐	☐
(3) Gregory L. Gaeddert	☐	☐	☐
(4) Benjamen M. Hutton	☐	☐	☐
(5) Lisa A. Schlehuber	☐	☐	☐

2. Advisory vote to approve the compensation paid to the named executive officers of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approval of the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature                     Signature, if held jointly                     Date         , 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2026

Important Notice Regarding the Internet Availability

of Proxy Materials for the Stockholders Meeting

to be held April 21, 2026

The Notice of 2026 Annual Meeting, 2026 Proxy

Statement and our 2025 Annual Report to Stockholders

are available at

investor.equitybank.com.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY BANCSHARES, INC.

Annual Meeting of Stockholders

April 21, 2026, 4:00 p.m., Central Time

The 2026 Annual Meeting of Stockholders of Equity Bancshares, Inc. will be held on April 21, 2026 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

The undersigned appoints Brad S. Elliott and Chris M. Navratil, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock, par value $0.01 per share, of Equity Bancshares, Inc. held of record by the undersigned at the close of business on February 27, 2026 at the Annual Meeting of Stockholders of Equity Bancshares, Inc. to be held on April 21, 2026, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted at the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)